                                                                     EXHIBIT 2.1


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                              ACQUISITION AGREEMENT

                                  by and among

                                 VETLIFE L.L.C.,

                                  VETLIFE, INC.

                                       and

                                CYTRX CORPORATION





                           Dated as of April 17, 1998




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



                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
I.   DEFINITIONS................................................................................................  1

II.  PURCHASE AND SALE OF ASSETS................................................................................  5
        Section 2.1.         Purchase and Sale of Assets........................................................  5
        Section 2.2.         Retained Assets....................................................................  6
        Section 2.3.         Assumed Liabilities................................................................  7
        Section 2.4.         Excluded Liabilities...............................................................  7
        Section 2.5.         Closing............................................................................  9
        Section 2.6.         Purchase Price.....................................................................  9
        Section 2.7.         Delivery of Purchase Price and Transfer of Assets..................................  9
        Section 2.8.         Adjustments to Purchase Price......................................................  9
        Section 2.9.         Promissory Note.................................................................... 10
        Section 2.10.        Contingent Payments................................................................ 10

III. CONDITIONS TO THE OBLIGATIONS OF PURCHASER TO EFFECT
        THE ACQUISITION......................................................................................... 19
        Section 3.1.         Representations and Warranties Accurate............................................ 19
        Section 3.2.         Performance by Seller.............................................................. 19
        Section 3.3.         Certificate of Seller.............................................................. 19
        Section 3.4.         Opinion of Counsel for Seller...................................................... 19
        Section 3.5.         Legal Prohibition.................................................................. 19
        Section 3.6.         No Material Adverse Change......................................................... 20
        Section 3.7.         Consents; Approvals; Licenses; etc................................................. 20
        Section 3.8.         Employment and Non-Competition Agreements.......................................... 20
        Section 3.9.         Closing Matters.................................................................... 20
        Section 3.10.        Termination of Ivy Agreements...................................................... 20
        Section 3.11.        Completion of Due Diligence Investigation.......................................... 21
        Section 3.12.        Working Capital.................................................................... 21

IV.  CONDITIONS TO THE OBLIGATIONS OF SELLER AND CYTRX
        TO EFFECT THE ACQUISITION............................................................................... 21
        Section 4.1.         Representations and Warranties Accurate............................................ 21
        Section 4.2.         Performance by Purchaser........................................................... 21
        Section 4.3.         Certificate........................................................................ 21
        Section 4.4.         Opinion of Counsel for Purchaser................................................... 21
        Section 4.5.         Legal Prohibition.................................................................. 21
        Section 4.6.         Closing Matters.................................................................... 22
        Section 4.7.         Termination of Ivy Agreements...................................................... 22



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
        Section 4.8.         Letter of Credit................................................................... 22
        Section 4.9.         Exclusive Distribution Agreement................................................... 22

V.   INDEMNIFICATION............................................................................................ 22
        Section 5.1.         Survival of Representations and Warranties......................................... 22
        Section 5.2.         Seller's Indemnity................................................................. 22
        Section 5.3.         Purchaser's Indemnity.............................................................. 23
        Section 5.4.         Exclusive Remedy................................................................... 24
        Section 5.5.         Limitations on Indemnification for Breaches of Representations and Warranties...... 24
        Section 5.6.         Notice and Defense of Claims....................................................... 24
        Section 5.7.         Reimbursement...................................................................... 25

VI.  REPRESENTATIONS AND WARRANTIES
        OF SELLER AND CYTRX..................................................................................... 25
        Section 6.1.         Organization and Qualification..................................................... 25
        Section 6.2.         Subsidiaries and Other Company Interests........................................... 25
        Section 6.3.         Due Authorization.................................................................. 25
        Section 6.4.         No Conflict........................................................................ 26
        Section 6.5.         Title to and Condition of Assets................................................... 26
        Section 6.6.         Toxic Substances................................................................... 26
        Section 6.7.         Financial Statements............................................................... 27
        Section 6.8.         Conduct of Business; Absence of Certain Changes or Events.......................... 27
        Section 6.9.         Assigned Agreements, Obligations and Commitments................................... 28
        Section 6.10.        Key Customers...................................................................... 29
        Section 6.11.        Litigation......................................................................... 29
        Section 6.12.        Compliance with Law................................................................ 30
        Section 6.13.        Licenses; Registrations; Permits; Etc.............................................. 30
        Section 6.14.        Labor Matters...................................................................... 31
        Section 6.15.        Brokers............................................................................ 31
        Section 6.16.        Personnel.......................................................................... 31
        Section 6.17.        Computer Systems................................................................... 31
        Section 6.18.        Trademarks and Tradenames.......................................................... 32
        Section 6.19.        Property to Operate Business....................................................... 32
        Section 6.20.        Insurance; Performance Bonds and Letters of Credit................................. 32
        Section 6.21.        Plans and Agreements Relating to Employees......................................... 33
        Section 6.22.        Taxes.............................................................................. 34
        Section 6.23.        Certain Payments................................................................... 34
        Section 6.24.        Assigned Agreements................................................................ 34
        Section 6.25.        Options, Warrants and Rights of First Refusal...................................... 35
        Section 6.26.        No Misleading Statements........................................................... 35
        Section 6.27.        Ownership of Seller................................................................ 35

VII. PURCHASER REPRESENTATIONS AND WARRANTIES................................................................... 35
        Section 7.1.         Organization....................................................................... 35
        Section 7.2.         Due Authorization.................................................................. 35
        Section 7.3.         No Conflict........................................................................ 35
        Section 7.4.         Brokers............................................................................ 36
        Section 7.5.         Capitalization..................................................................... 36

VIII POST-CLOSING MATTERS....................................................................................... 36
        Section 8.1.         Public Announcements............................................................... 36
        Section 8.2.         Bulk Sales Compliance.............................................................. 36
        Section 8.3.         Books and Records.................................................................. 36
        Section 8.4.         Employees.......................................................................... 37
        Section 8.5.         Use of Name........................................................................ 37
        Section 8.6.         Change in Name..................................................................... 37
        Section 8.7.         Supply of Products................................................................. 37
        Section 8.8.         Cooperation with Counterclaims, Affirmative Defenses and
                             Other Rights....................................................................... 37
        Section 8.9.         Access to Tax Information.......................................................... 38

IX.  CERTAIN ACTIONS AFTER THE CLOSING.......................................................................... 38
        Section 9.1.         Purchaser to Act as Agent for Seller............................................... 38
        Section 9.2.         Purchaser Appointed Attorney for Seller............................................ 38
        Section 9.3.         Subrogation of Purchaser........................................................... 39
        Section 9.4.         Payment of Liabilities............................................................. 39

X.   CERTAIN TAX MATTERS........................................................................................ 39
        Section 10.1.        Tax Returns Through Closing........................................................ 39
        Section 10.2.        Refunds............................................................................ 39
        Section 10.3.        Sales, Use and Transfer Taxes...................................................... 39
        Section 10.4.        Subsequent Liability............................................................... 39
        Section 10.5.        Allocation of Purchase Price....................................................... 40

XI.  MISCELLANEOUS.............................................................................................. 40
        Section 11.1.        Expenses........................................................................... 40
        Section 11.2.        Amendment.......................................................................... 40
        Section 11.3.        Entire Agreement................................................................... 40
        Section 11.4.        Headings........................................................................... 40
        Section 11.5.        Notices............................................................................ 40
        Section 11.6.        Severability....................................................................... 41
        Section 11.7.        Waiver............................................................................. 41



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
        Section 11.8.        Counterparts and Facsimile Signatures.............................................. 42
        Section 11.9.        Governing Law and Jurisdiction..................................................... 42
        Section 11.10.       Assignment......................................................................... 42
        Section 11.11.       Remedies........................................................................... 42
        Section 11.12.       Third Parties...................................................................... 42




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



                                    EXHIBITS

         Exhibit A          Form of Promissory Note

         Exhibit B*         Form of Opinion of Counsel for Seller and CytRx

         Exhibit C*         Form of Employment and Non-Competition Agreement
                            with Richard O. Shuler

         Exhibit D*         Form of Confidentiality Agreement with Richard O.
                            Shuler

         Exhibit E          Form of Non-Competition Agreement with Seller and
                            CytRx

         Exhibit F*         Form of At-Will Employment Agreements

         Exhibit G*         Form of Confidentiality Agreement with Employees
                            other than Shuler

         Exhibit H*         Form of Opinion of Counsel for Purchaser

         Exhibit I* Distribution Agreement dated as of the Closing Date between Ivy and Purchaser

         Exhibit J          Form of Confidentiality Agreement between Purchaser,
                            Seller and CytRx


* In accordance with Item 601(b)(2) of Regulation S-K, these Exhibits have not been filed. The Company agrees to furnish supplementally a copy of any omitted Exhibit to the Commission upon request.

                                    SCHEDULES
                                    ---------


         Schedule 2.1(a)*           Accounts Receivable

         Schedule 2.1(b)*           Fixed Assets

         Schedule 2.1(c)(i)*        Distribution Agreements

         Schedule 2.1(c)(ii)*       Tangible Property Leases

         Schedule 2.1(c)(iii)*      Real Property Leases

         Schedule 2.1(c)(iv)*       Other Contracts

         Schedule 2.1(d)*           Inventory and Equipment

         Schedule 2.1(f)*           Intangible Property

         Schedule 2.1(g)*           Licenses; Approvals, Etc.

         Schedule 2.1(j)*           Prepaid Expenses

         Schedule 2.1(k)*           Claims; Warranty Rights; Etc.

         Schedule 2.2*              Retained Assets

         Schedule 6.4*              Seller's Conflicts

         Schedule 6.5*              Condition of Assets

         Schedule 6.7*              Financial Statements

         Schedule 6.8*              Certain Changes or Events

         Schedule 6.9*              Contract Exceptions

         Schedule 6.10*                   Customer Information

         Schedule 6.11*                   Litigation

* In accoredance with Item 601(b)(2) of Regulation S-K, these Schedules have not been filed. The Company agrees to furnish supplementally a copy of any omitted Schedule to the Commission upon request.


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
         Schedule 6.12*                     Compliance with the Law

         Schedule 6.13*                     Licenses; Registrations; Etc.

         Schedule 6.15*                     Brokers

         Schedule 6.16*                     Personnel

         Schedule 6.17*                     Computer System Components

         Schedule 6.18*                     Trademarks; Tradenames; Etc.

         Schedule 6.20*                     Insurance Policies

         Schedule 6.21*                     Employee Benefit Plans

         Schedule 6.22*                     Taxes

         Schedule 6.23*                     Certain Payments

         Schedule 6.24*                     Interests in Assigned Agreements

         Schedule 7.1*              Organization of Purchaser

         Schedule 7.3*              Purchaser Conflicts

         Schedule 10.5*                     Allocation of Purchase Price

* In accordance with Item 601(b)(2) of Regulation S-K, these Schedules have not been filed. The Company agrees to furnish supplementally a copy of any omitted Schedule to the Commission upon request.

         ACQUISITION AGREEMENT, dated as of April 17, 1998 by and among VetLife L.L.C., a Delaware limited liability company (the "PURCHASER"), CytRx Corporation, a Delaware corporation ("CYTRX") and VetLife, Inc., a Delaware corporation and a subsidiary of CytRx ("SELLER").

         WHEREAS, Seller is engaged in, among other things, the marketing and distribution of products to improve the value of food animal products to the cattle industry; and

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, substantially all the assets used in connection with the conduct of the Business (as defined herein), including the value of the Business as a going concern, all upon the terms and conditions hereinafter set forth; and

         WHEREAS, as a material inducement to Purchaser to enter into this Agreement, Seller and CytRx have agreed to execute Non-Competition Agreements.

         NOW, THEREFORE, in reliance upon the covenants and agreements set forth herein intending to be legally bound, the parties hereto agree as follows:

                                I. DEFINITIONS.

         The following terms shall have the following respective meanings for all purposes of this Agreement:

         "AAA" means the American Arbitration Association.

         "Accounts Receivable" has the meaning set forth in Section 2.1.

         "Adjusted Net Revenues" has the meaning set forth in Section 2.10(a).

         "Agreement" means this Acquisition Agreement, as it may be from time to time amended.

         "Approvals" has the meaning set forth in Section 6.13.

         "Arbitrator" has the meaning set forth in Section 2.8.

         "Assets" has the meaning set forth in Section 2.1.

         "Assigned Agreements" has the meaning set forth in Section 2.1.



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         "Assumed Liabilities" has the meaning set forth in Section 2.3.

         "Business" means the business conducted by Seller of marketing and distributing products to improve the value of food animal products to the cattle industry, including the implant business as conducted by Seller as of the date hereof. The term "Business" shall not include the development and licensing of copolymers which, as of the date hereof, are licensed to Seller from CytRx (the "EXCLUDED BUSINESS").

         "Cash Portion" has the meaning set forth in Section 2.6.

         "Change in Control" has the meaning set forth in Section 2.10(a).

         "Closing" means the completion of the acquisition of the Assets pursuant to this Agreement.

         "Closing Date" means the date the Closing takes place.

         "Closing Financial Statements" has the meaning set forth in Section
2.8.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" means the Confidentiality Agreement, dated as of April 17, 1998, between Ivy, CytRx and Seller.

         "Contingent Payments" has the meaning set forth in Section 2.6.

         "Contingent Payment Period" has the meaning set forth in Section 2.10.

         "Current Master Agreement" shall refer to that certain Agreement dated January 25, 1996 between Solidose Laboratories, LLC, Ivy and Seller, as amended.

         "Deficiency Notice" has the meaning set forth in Section 2.10.

         "Disposition" has the meaning set forth in Section 2.10.

         "Distribution Agreements" has the meaning set forth in Section 2.1.

         "DuPont Agreement" has the meaning set forth in Section 2.10(a).

         "Employee Plans" has the meaning set forth in Section 6.21.



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         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "Environmental Laws" has the meaning set forth in Section 6.6.

         "Excluded Business" has the meaning set forth in the definition of "Business" above.

         "Excluded Liabilities" has the meaning set forth in Section 2.4.

         "Financial Statements" has the meaning set forth in Section 6.7.

         "Fixed Assets" has the meaning set forth in Section 2.1.

         "FDA" has the meaning set forth in Section 2.10(a).

         "GAAP" means generally accepted accounting principles consistently applied.

         "Hazardous Substances" has the meaning set forth in Section 6.6.

         "High Oil Corn Payment" shall refer to the payments described in
Section 2.10(b)(i).

         "Indemnified Party" has the meaning set forth in Section 5.6.

         "Indemnifying Party" has the meaning set forth in Section 5.6.

         "Indemnity Claim" has the meaning set forth in Section 5.7.

         "Inventory" has the meaning set forth in Section 2.1.

         "Ivermectin Business" has the meaning set forth in Section 2.10(b)(ii).

         "Ivermectin Payments" shall refer to the payments described in Section 2.10(b)(ii).

         "Ivermectin Products" has the meaning set forth in Section 2.10.

         "Ivy" shall mean Ivy Laboratories, Inc., a Delaware corporation.

         "Ivy Group" has the meaning set forth in Section 2.10(a).



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         "Lash Family" has the meaning set forth in Section 2.10(a).

         "Letter of Credit" means that certain Letter of Credit issued by Merrill Lynch International Bank Limited for the benefit of Ivy pursuant to
Section 7(D)(ii) of the Current Master Agreement.

         "Liquidity Events" has the meaning set forth in Section 2.10.

         "Liquidity Payment" has the meaning set forth in Section 2.10.

         "Material Adverse Change" shall mean a change or a development involving a prospective change which would have a Material Adverse Effect.

         "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, prospects, results of operations, financial condition or assets of such Person, if any, taken as a whole. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "Net Working Capital" has the meaning set forth in Section 2.8.

         "New Distribution Agreement" has the meaning set forth in Section 4.9.

         "Permitted Transferee" has the meaning set forth in Section 2.10(a).

         "Person" means an individual, partnership, corporation, limited liability company, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

         "Promissory Note" has the meaning set forth in Section 2.6.

         "Purchase Price" has the meaning set forth in Section 2.6.

         "Real Property Leases" has the meaning set forth in Section 2.1.

         "Retained Assets" has the meaning set forth in Section 2.2.

         "Revenue Payment Date" has the meaning set forth in Section 2.10.



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         "Revenue Statements" has the meaning set forth in Section 2.10.

         "Senior Claim" has the meaning set forth in Section 2.10(a).

         "Sollins Family" has the meaning set forth in Section 2.10(a).

         "Tangible Property Leases" has the meaning set forth in Section 2.1.

         "Taxes" has the meaning set forth in Section 6.22.

         "Tax Returns" has the meaning set forth in Section 6.22.

         "Transfer of the Business" has the meaning set forth in Section 2.10(c)(ix).

         "Triggering Events" has the meaning set forth in Section 2.10.

         "Working Capital Adjustment" has the meaning set forth in Section 2.8.

                        II. PURCHASE AND SALE OF ASSETS.

         Section 2.1. Purchase and Sale of Assets. At the Closing, upon the terms and subject to the conditions contained herein, Seller shall sell, transfer, convey, assign and deliver to Purchaser, effective as of the Closing, and Purchaser shall purchase and accept from Seller, all of the assets related to the Business, including the following, free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind (collectively, the "ASSETS"), except for those Assets expressly defined in Section 2.2 as "RETAINED ASSETS:"

         (a) all of Seller's accounts receivable which are valid and genuine and arose in the ordinary course of the Business as of the Closing Date determined in accordance with GAAP (the "ACCOUNTS RECEIVABLE") and all cash or cash equivalents in transit, in hand or in bank accounts arising in the conduct of the Business, including without limitation those described in Schedule 2.1(a);

         (b) all machinery, equipment, computers, computer hardware, tools, office materials and supplies, furniture, vehicles and other tangible assets of Seller used or usable in connection with the Business, including without limitation those described in Schedule 2.1(b) (the "FIXED ASSETS");



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         (c)  all rights and benefits accruing to Seller or any Person under all agreements, leases and contracts, written or oral, entered into in connection with the conduct of the Business, including without limitation:

              (i) all supply and distribution agreements relating to the conduct of the Business as of the date hereof and which are identified on Schedule 2.1(c)(i), (collectively, the "DISTRIBUTION AGREEMENTS");

              (ii) such leases or rental agreements covering machinery, equipment, computers, computer hardware, tools, supplies, furniture and fixtures, automobiles and other tangible assets used in the Business, as are described in Schedule 2.1(c)(ii) (the "TANGIBLE PROPERTY LEASES");

              (iii) all leases covering real property listed in Schedule 2.1(c)(iii) (the "REAL PROPERTY LEASES"); and

              (iv) all other contracts, leases, agreements and arrangements in connection with the Business as of the date hereof which are listed in
         Schedule 2.1(c)(iv), (such contracts, agreements and arrangements, together with the Distribution Agreements, the Tangible Property Leases and the Real Property Leases being collectively referred to herein as the "ASSIGNED AGREEMENTS").

         (d) all inventory, excluding any items that are below standard quality, damaged, obsolete or of a quantity or quality not usable or suitable in the ordinary course of business by Purchaser related to the Business as described in Schedule 2.1(d) (the "INVENTORY");

         (e) all operating data and records relating to the Business, including without limitation all files, records, correspondence, client lists and records, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, projections, accounting and personnel records and correspondence and other similar documents and records;

         (f) all intangible and intellectual property used in the Business, including without limitation all right, title and interest in all software (including but not limited to the V-Net database), products, processes, methods, plans, research data, marketing plans and strategies, forecasts, trademarks, servicemarks, tradenames, licenses, copyrights, operating rights, permits and other similar intangible property and rights relating to the Business as listed in Schedule 2.1(f);



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         (g) all licenses, permits, approvals, qualifications, consents and other authorizations necessary for the lawful conduct, ownership and operation of the Business, if any, including without limitation all such property and rights listed on Schedule 2.1(g);

         (h) all non-competition agreements relating to the Business, if any;

         (i) the exclusive right to use the name "VetLife" and all variations thereof for any and all purposes;

         (j) all prepaid expenses arising in the conduct of the Business, all of which are listed on Schedule 2.1(j);

         (k) all rights, claims, credits, warranty rights, causes of action or rights of set-off and other similar rights against third Persons relating to the Assets, arising after the Closing Date, except to the extent related to the Retained Assets, and except as set forth in Schedule 2.1(k); and

         (l) all goodwill and going concern value of the Business; and

         (m) to the extent transferable, provided that Purchaser shall pay any fees associated with such transfer, the keyman life insurance policy on the life of Richard Shuler in the face amount of $1,000,000, as such policy is described in Schedule 6.20.

          Section 2.2. Retained Assets. Anything to the contrary in Section 2.1 notwithstanding, the Assets shall exclude and Purchaser shall not purchase the following property and assets, as set forth in Schedule 2.2, used by Seller in connection with the conduct of the Business (collectively, the "RETAINED ASSETS"):

         (a) all intellectual property rights, know how, service and chemical supply agreements relating to the copolymers licensed to Seller from CytRx pursuant to the License Agreement between Seller and CytRx dated September 1, 1992, as amended;

         (b) any other assets, properties or rights of Seller used exclusively in the Excluded Business;

         (c) all collateral pledged by Seller as security for the Letter of Credit;

         (d) the corporate seals, certificates of incorporation, minute books, stock books, tax returns or other records having to do with the corporate organization of the Seller;

         (e) all real property owned by Seller, if any;

         (f) the rights which will accrue to the Seller under this Agreement;

         (g) the rights to Seller's claims for any federal, state or local tax refund; and

         (h) any affirmative defenses, counterclaims or other rights of Seller which arise in connection with any of the Excluded Liabilities prior to the Closing Date, or any other right of Seller relating to any such affirmative defenses, counterclaims or other rights; provided, however, that Seller may assert such affirmative defenses, counterclaims and other rights in connection with the Assigned Agreements, whether in the same or independent actions, only in response to a claim for relief asserted against Seller or against Purchaser if Purchaser has rights related to such claim that it may assert against Seller.

         Section 2.3. Assumed Liabilities. At the Closing, upon the terms and subject to the conditions contained herein, simultaneously with the transfer, conveyance and assignment to Purchaser of the Assets, Purchaser shall assume, effective as of the Closing, and discharge in accordance with their terms, only
(a) the obligations and liabilities of Seller under the Assigned Agreements to the extent that they shall remain uncompleted and outstanding at the Closing Date; provided, however, Purchaser expressly does not assume (i) any liabilities, duties or obligations of Seller under any Assigned Agreements which are performable or have arisen or may arise with respect to provisions of or any breaches of such contracts or agreements occurring before the Closing Date, or
(ii) any damages or other sums that may be or become payable to third Persons resulting from acts, events or omissions of any party under the Assigned Agreements occurring before the Closing Date, and (b) Seller's current liabilities existing as of the Closing Date which arose in the ordinary course of the Business, as reflected on the Closing Financial Statements; provided, however, Purchaser expressly does not assume any of the Excluded Liabilities. For convenience of reference, the foregoing liabilities and obligations of Seller being assumed by Purchaser are collectively referred to herein as the "ASSUMED LIABILITIES."

         Section 2.4. Excluded Liabilities. Purchaser, Seller and CytRx agree that Purchaser shall not assume, pay, discharge, become liable for or perform when due, and Seller or CytRx shall not cause Purchaser so to assume, pay, discharge, become liable for or perform, any liabilities (contingent or otherwise), debts, contracts, commitments and other obligations of Seller or CytRx of any nature whatsoever except as specifically assumed hereunder in writing (collectively, "EXCLUDED LIABILITIES"). Without limitation of the foregoing, Purchaser shall not assume, pay or discharge, and shall not be liable for any liability, commitment or expense of Seller or CytRx as a result of or arising from any of the following:

         (a) Any obligations or liabilities of Seller or CytRx arising under this Agreement;

         (b) any obligation for Taxes, including interest, penalties or additions to tax relating thereto, arising from the operation of the Business up to and including the Closing Date or arising out of the sale of the Assets pursuant hereto, except for any sales, stamp or transfer taxes that may be due as a result of the sale by Seller of the Assets pursuant hereto;

         (c) any obligation of Seller or CytRx for expenses incurred in connection with the sale of the Assets pursuant hereto, including, without limitation, the fees and expenses of their counsel and independent auditors;

         (d) any liability or obligation of Seller to CytRx or to any other affiliate of Seller or CytRx;

         (e) any liability or obligation resulting from any litigation or proceedings pending against Seller arising out of the conduct of the Business up to and including the Closing Date, and any liability for Seller's or CytRx's attorneys' fees or expenses related to any such litigation or proceedings, except as provided in Section 5.3;

         (f) any liability or obligation to any person employed by Seller immediately prior to the Closing Date or any former employee of Seller or to any third Person, under any Employee Plan or any obligation of Seller relating to salaries, bonuses, vacation, sick or severance pay, stock options, or any obligation under ERISA (including any obligation to provide "continuation coverage" within the meaning of Section 601 of ERISA and Section 4980B of the
Code);

         (g) except as otherwise expressly set forth herein, any liability, contract, commitment or other obligation known or unknown, fixed or contingent, arising out of the conduct of the Business up to and including the Closing Date, the existence of which constitutes or will constitute a breach of any representation or warranty of Seller or CytRx contained in or made pursuant to this Agreement or which Purchaser is not assuming hereunder;

         (h) any liabilities or obligations arising from the operation of the Business up to and including the Closing Date under any contracts or agreements relating to the Retained Assets;

         (i) liabilities and obligations for borrowed money and guarantees of borrowed money or letters of credit;

         (j) any liabilities or obligations not incurred in the ordinary course of the Business, unless such liabilities or obligations arise after the Closing Date under the Assigned Agreements;

         (k) any other liability or obligation arising out of the conduct of the Business up to and including the Closing Date, other than the Assumed Liabilities, including without limitation, liabilities and obligations arising out of transactions entered into prior to the Closing Date, any action or inaction prior to the Closing Date or any state of facts existing prior to the Closing Date (regardless of when asserted) not expressly assumed by Purchaser pursuant to this Agreement; and

         (l) any compensation or other benefits accrued with respect to employees of Seller relating to periods prior to the Closing Date, including without limitation, employee bonuses, sick pay, vacation and contributions to 401(k) plans.

         Section 2.5. Closing. The Closing shall take place at the offices of Fulbright & Jaworski L.L.P., at 666 Fifth Avenue, New York, New York, at a date and time to be specified by the parties or as soon as practicable after all conditions to the respective obligations of the parties have been satisfied or waived. The Closing shall be deemed to have occurred as of 12:01 am (Eastern Standard Time). The parties shall use their best efforts to cause the Closing to take place no later than April 17, 1998.

         Section 2.6. Purchase Price. Subject to adjustment for the Working Capital Adjustment pursuant to Section 2.8, the Purchase Price for the Assets (the "PURCHASE PRICE") shall consist of (i) a cash payment of $3,500,000 (the "CASH PORTION"); (ii) the delivery of an unsecured promissory note, substantially in the form of Exhibit A, in the aggregate principal amount of $4,000,000 (the "PROMISSORY NOTE"); (iii) the payment if, as and when, earned and without interest of the High Oil Corn Payments, the Ivermectin Payments and the Liquidity Payment (as such terms are defined below; collectively, the "CONTINGENT PAYMENTS") in accordance with Section 2.10; and (iv) the assumption of the Assumed Liabilities.

         Section 2.7. Delivery of Purchase Price and Transfer of Assets. (a) At the Closing, Purchaser shall deliver to Seller the Promissory Note in accordance with Section 2.9 and the Cash Portion of the Purchase Price by wire transfer of immediately available federal funds in accordance with wire transfer instructions provided by Seller to Purchaser at least two business days prior to Closing.

         (b) At the Closing, Seller shall deliver to Purchaser such deeds, bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment, satisfactory in form and substance to Purchaser and its counsel, as may be reasonably requested by Purchaser, in order to convey to Purchaser good and marketable title to the Assets, free and clear of all claims, charges, equities, liens, security interests and encumbrances, except as permitted by this Agreement.

         (c) At the Closing, Seller shall deliver to Purchaser all written consents and assignments which are required or are necessary to transfer any Assigned Agreements.

         Section 2.8. Adjustments to Purchase Price. (a) Within thirty (30) days after the Closing Date, Seller shall prepare and deliver to Purchaser a balance sheet, income statement and statement of cash flows of the Business
(the "CLOSING FINANCIAL STATEMENTS") as of the Closing Date and for the period commencing January 1, 1998 and ending on the Closing Date. Seller shall engage their independent accountants, Ernst & Young LLP ("E&Y"), to perform an audit of the balance sheet included in the Closing Financial Statements. The Closing Financial Statements shall be accompanied by the report of E&Y. Seller and Purchaser shall share equally the cost of the audit and the generating of such E&Y report. Retained Assets and Excluded Liabilities shall be listed separately on a schedule to the Closing Financial Statements. The Closing Financial Statements shall be prepared without any value for goodwill or other intangibles included in the Assets or any write-up of the Assets by reason of the transactions contemplated by this Agreement. Purchaser shall examine the Closing Financial Statements and have the right to review all prior audit and accounting working papers with respect to the Business and the preparation of the Closing Financial Statements. If Purchaser disagrees with the proposed Closing Financial Statements, Purchaser and Seller shall endeavor to reach agreement on the disputed matters within the 30-day period following delivery of the proposed Closing Financial Statements to Purchaser. If the parties are unable to reach agreement, the disputed matters shall be promptly submitted to an arbitrator selected by Seller and Purchaser in accordance with the rules of the American Arbitration Association (the "ARBITRATOR"), the decision of which shall be rendered within sixty (60) days and shall be final and binding upon Purchaser and Seller. Purchaser and Seller shall bear equally the costs and expenses of the Arbitrator.

         (b) The Purchase Price shall be increased by an amount which reflects the positive difference, if any, of (i) Seller's Net Working Capital, as reflected on the Closing Financial Statements and (ii) $1,000,000, or decreased by an amount which reflects the negative difference, if any, of (i) Seller's Net Working Capital, as reflected on the Closing Financial Statements and (ii) $1,000,000, (the "WORKING CAPITAL ADJUSTMENT"). For purposes of this Agreement, "NET WORKING CAPITAL" means the difference, positive or negative, between the Assets and the Assumed Liabilities as of the Closing Date. Within five (5) business days after the Working Capital Adjustment is determined on the basis of the Closing Financial Statements, each party shall make any additional payments by wire transfer of immediately available federal funds necessary to place all parties in the respective positions they would have occupied had the amount of the Working Capital Adjustment (as finally determined) been known as of the Closing Date, provided that if the Working Capital Adjustment is positive and exceeds the amount of cash and cash equivalents reflected on the Closing Financial Statements, then the amount of the wire transfer to be made by Purchaser shall be limited to the amount of such cash and cash equivalents and the principal amount of the Promissory Note shall be increased for any excess amount.

         Section 2.9. Promissory Note. On the Closing Date, Purchaser shall deliver to Seller the Promissory Note which shall be unsecured and shall bear interest as set forth in the Promissory Note. The unpaid principal amount of the Promissory Note, and any accrued and unpaid interest thereon, shall be paid in full upon the earlier of (a) December 15, 1998, or (b) the closing date on which Purchaser obtains substitute financing for the Promissory Note.

         Section 2.10. Contingent Payments.

         (a) Definitions. The following terms shall have the following respective meanings for all purposes hereof:

             (i) "Adjusted Net Revenues" shall be an amount determined in accordance with GAAP which equals (x) the quarterly gross revenues of Purchaser from the sale or distribution of High Oil Corn or Ivermectin as provided in
Section 2.10(b) as reflected on the Revenue Statements provided in accordance with Section 2.10(c)(iv), (y) less any sales, use, transfer or excise taxes or duties incurred in such fiscal quarter with respect to such gross revenues, (c) as adjusted to account for products returned to, and refunds or credits made by, the Purchaser in such fiscal quarter.

                  (ii) "Change in Control" shall mean any consolidation or merger of Purchaser or Ivy or any successor entities thereof in which Purchaser or Ivy or any such successor entity is not the continuing or surviving corporation or pursuant to which shares of the capital stock of, or the equity interests in, Purchaser or Ivy or any such successor entity would be converted into cash, securities or other property, other than a consolidation or merger of Purchaser or Ivy or any such successor entity in which any or all of the Permitted Transferees (as hereinafter defined) continue to control directly or indirectly 50% or more of the capital stock of, or equity interests in, the surviving corporation or entity (a "Permitted Change in Control").

                  (iii) "DuPont Agreement" shall mean an agreement between Purchaser and Optimum Quality Grains executed after the Closing Date but not later than December 31, 2008, which Agreement is in form and substance satisfactory to Purchaser in its sole discretion and grants to Purchaser the exclusive right as an agent for Optimum Quality Grains to receive commissions up to and including December 31, 2008 with respect to the sale and distribution to the confined fed cattle industry in the United States of Optimum Quality Grains products known as High Oil Corn. Notwithstanding other provisions of this Agreement, Purchaser shall be under no obligation to enter into or accept an assignment of the DuPont Agreement or continue such Agreement in effect.

                  (iv) "FDA" shall mean the United States Food and Drug Administration.

                  (v) "Ivy Group" shall mean any member of the Sollins Family or the Lash Family (as such terms are hereinafter defined) or any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, any of such members.

                  (vi) "Lash Family" shall refer to James Lash, who owns, directly or indirectly, an equity interest in Purchaser as of the date hereof, and his spouse, siblings, children, nephews/nieces, and any trust created for the benefit of any such person or persons.

                  (vii) "Permitted Transferee" shall mean Ivy, Purchaser or any member of the Ivy Group.

                  (viii) "Permitted Change in Control" shall have the meaning set forth in Section 2.10(a)(ii).

                  (ix) "Senior Claim" shall mean all liabilities, obligations and indebtedness of any and every kind and nature, of Purchaser to a lender, other than a Permitted Transferee, whether heretofore, now or hereafter owing, arising, due or payable, and howsoever evidenced, created, incurred, acquired or owing, provided that such liabilities, obligations and indebtedness arise out of the financing of the transactions contemplated by this Agreement, refinancings or renewals of such indebtedness or indebtedness relating to the provision of working capital to Purchaser insofar as the aggregate amount of such indebtedness does not exceed $6,500,000, except such amount may be increased to reflect, on a dollar for dollar basis, any upward adjustments made to the principal amount of the Note pursuant to Section 2.8(b). Without limiting the foregoing, Senior Claim shall include all commitment, facility and other fees and expenses (including attorneys' fees and disbursements), payable to a lender by Purchaser relating to the indebtedness. Senior Claim shall not include (i) any liabilities, obligations or indebtedness of Purchaser to a lender except the foregoing or (ii) any other liabilities, obligations or indebtedness of Purchaser.

                  (x) "Sollins Family" shall refer to James Sollins, Susan Sollins and Marybeth Sollins, each of whom owns, directly or indirectly, capital stock in Ivy as of the date hereof, and such persons' spouses, siblings, children, nephews/nieces, and any trust created for the benefit of any such person or persons.

         (b)      Contingent Payments.

                  (i) High Oil Corn Payments. (a) Upon Purchaser's execution of the DuPont Agreement, Purchaser shall pay Seller a single, lump-sum payment of $250,000.

                       (b) Purchaser shall pay to Seller 25% of the Adjusted Net Revenues derived by Purchaser from the sale of High Oil Corn products pursuant to the DuPont Agreement during the period beginning after the Closing Date and terminating on the earlier of (i) December 31, 2008 or (ii) such time as Seller shall have been paid an aggregate of $2,000,000 pursuant to this
Section 2.10(b)(i).

                       (c) Notwithstanding the provisions of this Section 2.10(b)(i), Purchaser shall have no obligation to enter into the DuPont Agreement or continue such agreement in effect; provided, however, that if the DuPont Agreement is executed by Purchaser after the Closing Date and terminated for any reason prior to payment in full of the aggregate amount under Section 2.10(b)(i)(b) and Purchaser enters into a subsequent agreement for the distribution of High Oil Corn products, then the payment obligations under
Section 2.10(b)(i)(b) shall remain in effect and apply to such subsequent agreement until the earlier of (i) December 31,

2008 or (ii) such time as Seller shall have been paid an aggregate of $2,000,000 pursuant to Section 2.10(b)(i).

                  (ii) Ivermectin Payments. (a) Upon the final approval of the FDA on or before December 31, 2005 of the right to market any product produced by Ivy which contains the active pharmaceutical chemical Ivermectin (hereinafter "IVERMECTIN PRODUCTS"), Purchaser shall pay to Seller a single, lump-sum payment of $250,000; provided that in no event shall any additional lump-sum payment be due and payable on the approval of any new or supplemental Ivermectin Products.

                        (b) Purchaser shall pay to Seller 10% of the Adjusted Net Revenues derived by Purchaser from the sale or distribution of Ivermectin Products, including any new or supplemental Ivermectin Products (the "IVERMECTIN BUSINESS") during the period beginning after the Closing Date and terminating on the earlier of (i) December 31, 2005 or (ii) such time as Seller shall have been paid an aggregate of $2,000,000 pursuant to this Section 2.10(b)(ii).

                  (iii) Liquidity Payment. (a) Upon the closing of any one of the following events (collectively, the "LIQUIDITY EVENTS"), Purchaser shall pay Seller $1,500,000 (the "LIQUIDITY PAYMENT"):

                             (1) the sale or exchange of 50% or more of the
assets of either Purchaser or Ivy to any Person other than a Permitted
Transferee;

                             (2) the sale or exchange of 50% or more of the
capital stock of Ivy or 50% or more of the equity interests in Purchaser to any Person other than a Permitted Transferee;

                             (3) the sale or exchange of 50% or more of the
capital stock of Ivy or 50% or more of the equity interests in Purchaser owned by the Sollins Family to any Person other than a Permitted Transferee;

                             (4) the occurrence of a Change In Control of the
Purchaser or Ivy; or

                             (5) the consummation of an initial public offering
of Purchaser or any successor entity.

                  (b)   The obligations of Purchaser under this Section 2.10(b)
(iii) shall terminate upon the earlier of (a) Purchaser's payment of an aggregate of $1,500,000 to Seller or (b) December 31, 2008.

                  (c) Notwithstanding the provisions of Section 2.10(b)(iii)(a) and (b), any sale or exchange to any Permitted Transferee described in Sections 2.10(b)(iii)(a)(1), (2) or (3) shall not terminate Purchaser's obligation to make the Liquidity Payment and, upon the subsequent consummation by such Permitted Transferee of any sale, exchange or transfer described in Sections 2.10(b)(iii)(a)(1), (2) or (3) to any Person other than a Permitted Transferee, Purchaser shall make, or cause the successor entity of Purchaser to make, the Liquidity Payment to Seller. Such successor entity's assumption of Purchaser's liability to make the Liquidity Payment shall be a condition to such transfer.

                  (d) Notwithstanding the provisions of Section 2.10(b)(iii)(a) and (b), the occurrence of any Permitted Change in Control shall not terminate Purchaser's obligation to make the Liquidity Payment to Seller. Upon the occurrence of a subsequent Change in Control by the Permitted Transferees, Purchaser shall make, or cause the successor entity of Purchaser to make, the Liquidity Payment to Seller.

                  (e) Sections 2.10(b)(iii)(a)(1), (2) and (3) shall apply with the same force and effect to any single transaction or to any series of related or integrated transactions which have the same result.

           (c) General Provisions. The following provisions shall be applicable to the payment of the Contingent Payments as set forth in this
Section 2.10:

                  (i) Delivery of Contingent Payments. Purchaser shall deliver to the Seller each of the Contingent Payments as required by this Section 2.10, without interest except as provided in Section 2.10(c)(ii), within the following time periods (each, a "CONTINGENT PAYMENT PERIOD"): (a) within thirty (30) days of the execution of the DuPont Agreement in the case of the High Oil Corn Payments; (b) within thirty (30) days of the Purchaser's receipt of final FDA approval of the right to market any Ivermectin Product in the case of the Ivermectin Payments and (c) upon the closing of any one of the Liquidity Events (collectively, the execution of the DuPont Agreement, the receipt of final FDA approval and the closing of any of the Liquidity Events shall be referred to as the "TRIGGERING EVENTS"). Any portion of a Contingent Payment which is calculated as a percentage of Purchaser's Adjusted Net Revenues shall be paid by Purchaser to Seller no later than forty-five (45) days after the end of the calendar quarter in which such Adjusted Net Revenues were derived (a "REVENUE PAYMENT DATE").

                  (ii) Interest and Expenses. Any Contingent Payment which is payable by Purchaser in accordance with this Section 2.10 and which is not paid in full by Purchaser in accordance with the time periods set forth in paragraph
(i)
above shall bear interest on the unpaid balance at the rate of 1% per month calculated from the date of the Triggering Event, or, in any case where the Contingent Payment is calculated as a percentage of Adjusted Net Revenues, from the Revenue Payment Date. In addition, if all or a portion of a Contingent Payment remains unpaid for three business days after the receipt by Purchaser of Seller's written notification that such payment is due and that either the Contingent Payment Period has expired or the Revenue Payment Date has passed, as the case may be, Purchaser will reimburse Seller for reasonable costs incurred in connection with the collection of the Contingent Payment from Purchaser (including reasonable attorneys' fees and expenses).

                  (iii) Notification of Triggering Events. Purchaser shall notify Seller of the occurrence of any Triggering Event within ten (10) days after its occurrence and shall promptly furnish to Seller written confirmations of the occurrence of such Triggering Event, including, but not limited to, copies of any approval letters of the FDA.

                  (iv) Accounting. (a) For purposes of calculating the Contingent Payments, Purchaser shall furnish to Seller quarterly statements of Adjusted Net Revenues (the "REVENUE STATEMENTS"), certified by the Chief Financial Officer of Purchaser, for each fiscal quarter no more than thirty (30) days after the end of Purchaser's fiscal quarter. Such Revenue Statements must be accurately prepared from the books and records of Purchaser in accordance with GAAP. The Revenue Statements shall include such supporting documentation as Seller shall reasonably request in writing.

                  (b) In the event that, in accordance with the subordination terms of Section 2.10(c)(vii) hereof, amounts otherwise payable at the Revenue Payment Date must be withheld, the Purchaser agrees to set aside such amounts which are due and owing in a separate, interest-bearing account (the nature of which is to be reasonably satisfactory to Seller), and to maintain such separate account until payment hereunder, including any interest earned on the account, may be made to Seller in accordance with the terms hereof. Notwithstanding anything to the contrary set forth in the preceding sentence, it is expressly understood and agreed that any payments to Seller from such interest-bearing account shall be subject to the subordination terms of Section 2.10(c)(vii) hereof and that payments due to the holder of the Senior Claim may be satisfied in whole or in part by payment to the holder of the Senior Claim of funds set aside in such interest-bearing account, and the failure by Purchaser to maintain such separate account as a result of such payment to the holder of the Senior Claim shall not thereafter constitute a violation of this Agreement.

                  (c) Purchaser shall keep and maintain detailed and accurate books and records with regard to the Contingent Payments and the calculation thereof. Upon reasonable notice from Seller and during normal business hours, and no more than once during any twelve (12) month period, Seller or its representatives (who shall be bound in confidence not to disclose information except to inform Seller of discrepancies), at Seller's expense, shall be entitled to review and audit such books and records for the purpose of verifying the accuracy of any prior Revenue Statement and Purchaser's compliance with
Section 2.10 of this Agreement.

                  (d) If a deficiency in any Contingent Payment is discovered by Seller or its representatives, Seller shall notify the Purchaser in writing of the amount of such deficiency and the basis for such calculation (the "DEFICIENCY NOTICE"). Upon receipt of such notice the Purchaser shall either (i) promptly pay Seller the amount of such deficiency or (ii) exercise his right to object to the Deficiency Notice as set forth in Section 2.10(c)(iv)(e).

                  (e) Purchaser shall have thirty (30) days to object to Seller's Deficiency Notice upon receipt thereof. Within five (5) days of any such objection, representatives of Seller and Purchaser shall meet to resolve their differences. If no resolution is reached within sixty (60) days from the date of the Deficiency Notice, the dispute shall be submitted to arbitration in accordance with Section 2.10(c)(v) of this Agreement.

                  (f) If a deficiency of 10% or more is discovered by either (i) Seller's examination, if Purchaser agrees to pay the amounts set forth in the Deficiency Notice as provided for in Section 2.10(c)(iv)(d), or (ii) the arbitrator selected pursuant to Section 2.10(c)(iv)(e), and such amount exceeds $5,000, Purchaser shall (i) reimburse Seller for the cost and expense of such examination and (ii) pay Seller interest on such deficiency at the rate and in the manner provided for late Contingent Payments by Section 2.10(c)(ii) of this Agreement.

                  (v) Dispute Resolution. (a) Unless otherwise provided in this
Section 2.10, each of Purchaser and Seller agrees that any dispute or controversy arising out of or in connection with this Section 2.10 or any alleged breach hereof shall be settled by arbitration in New York, New York pursuant to the rules of the American Arbitration Association ("AAA"). The arbitration will be governed by the Commercial Arbitration Rules of the AAA and the arbitrators shall apply the substantive law of the State of New York (without regard to its conflicts of laws or choice of law principles) to the determination of the dispute. If Purchaser and Seller cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each of Purchaser and Seller (or, if a party fails to make a choice, by the American Arbitration Association on behalf of such party) and the two arbitrators so chosen will select a third. The decision of the single arbitrator jointly selected by Purchaser and Seller, or, if three arbitrators are selected, the decision of any two of them, will be final and binding upon the parties and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration shall be borne by Purchaser and Seller in such manner as shall be determined by the arbitrator or arbitrators.

                       (b) Purchaser and Seller agree that the Supreme Court of the State of New York, County of New York shall be the sole and exclusive forum in connection with any action to compel arbitration pursuant to this paragraph or to enforce, modify or vacate any arbitration award. The parties further agree that such court may exercise personal jurisdiction over them in connection with such actions or proceedings and that they waive any objections or defenses they each may have concerning the exercise of such personal jurisdiction or venue in such court.

                       (c) In connection with any arbitration or legal proceeding pursuant to this paragraph, the parties agree that papers in connection therewith may be served upon the parties in accordance with Section 11.5.

                  (vi) Place and Form of Payment. The Contingent Payments shall be made in United States dollars by wire transfer in accordance with wire transfer instructions provided by Seller to Purchaser at least three business days prior to either the Revenue Payment Date or the expiration of the Contingent Payment Period, as the case may be.

                  (vii) Subordination. (a) Seller and CytRx and any of their successors or assigns agree (expressly for the benefit of any future holder of a Senior Claim) that the obligation of Purchaser to make any Contingent Payment is subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment of any Senior Claim. Purchaser will not make any Contingent Payment at any time during which (i) full payment of amounts then due under the Senior Claim, whether for principal, premium, interest or otherwise, has not been made or provided for, (ii) there shall have occurred and be continuing a default with respect to the Senior Claim, which has not been waived, in each case pursuant to the terms of the Senior Claim or (iii) payment of a Contingent Payment would render Purchaser unable to make payments on the Senior Claim as they become due.

                       (b) Upon any distribution of the assets of Purchaser in connection with any dissolution, winding up, liquidation or reorganization of Purchaser (whether in bankruptcy, insolvency or receivership proceedings) or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Purchaser or otherwise:

                                    (i)     the holder of the Senior Claim
shall be entitled to receive payment in full of the Senior Claim (including interest accruing from and after the commencement of any such proceedings at the rate specified in the Senior Claim except to the extent prohibited by mandatory provisions of law) before Seller shall be entitled to receive any payment hereunder;

                                    (ii)    any payment or distribution of
assets of Purchaser, of any kind or character, whether in cash, property or securities, to which Seller would be entitled but for the provisions of this paragraph shall be paid or delivered directly to the holder of the Senior Claim for application in payment thereof; and

                                    (iii)   in the event that, notwithstanding
the foregoing, any such payment or distribution of assets shall be received by Seller before the Senior Claim shall have been paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holder of the Senior Claim, for application in payment thereof in accordance with the provisions of subsection (ii) of this Section 2.10(d)(vii)(b).

                           (c)      If any payment is made to the holder of the
Senior Claim which, but for the provisions of Section 2.10(d)(vii) would have been made to Seller, when the indebtedness to the holder of the Senior Claim is paid in accordance with Section 2.10(d)(vii), Seller will be subrogated to the claim of the holder of the Senior Claim against Purchaser to the extent of the amount of the Senior Claim which was paid out of sums which otherwise would have been payable to Seller, and no such payment or distribution for the account of the holder of the Senior Claim shall, for the purposes of Section 2.10(d)(vii), be deemed to be a payment or distribution by Purchaser on account of the Senior Claim.

                           (d)      Nothing contained in Section 2.10(d)(vii)
is intended to or shall impair, as between Purchaser and Seller, the obligation of Purchaser to pay to Seller the Contingent Payments as and when the same shall become due and payable in accordance with the terms of this Agreement, or is intended to or shall affect the relative rights of Seller and creditors of Purchaser other than the holder of the Senior Claim.

                  (viii) Right of Set-Off. (a) In the event that, during the Contingent Payment Period or at the Revenue Payment Date, as the case may be, there shall be outstanding any Indemnity Claim in favor of Purchaser pursuant to
Article V or Section 8.2 of this Agreement, then Purchaser shall have the right, upon prior written notice to Seller and subject to the terms of this Agreement, to set-off against the amount which would otherwise be payable to Seller hereunder an amount equal to such unpaid Indemnity Claim. If Seller disputes any amount determined by Purchaser to be owing, then the disputed amount otherwise payable to Seller hereunder shall be deposited by Purchaser with an escrow agent selected by Purchaser and Seller pending the resolution of such dispute. This right of set-off shall be in addition to any other remedy which Purchaser may have pursuant to Article V of this Agreement.

         (b) If it is determined, either by mutual agreement of Purchaser and Seller or by the arbitrator selected to resolve the dispute as set forth in
Section 2.10(c)(viii)(a), that Purchaser improperly set-off amounts which were otherwise payable to Seller, the amount which was improperly withheld by Purchaser shall accrue interest at the rate of 12% as of the date such amount was otherwise payable to Seller in accordance with the terms of this Agreement until the full amount of the payment and all interest accrued thereon have been paid to the Seller.

                  (ix) Transfers by Purchaser. (a) Purchaser shall not transfer or sell the High Oil Corn business or the Ivermectin Business (each, a "TRANSFER OF THE BUSINESS") unless the purchaser or transferee thereof expressly assumes Purchaser's obligations to make the High Oil Corn Payments or the Ivermectin Payments, respectively, to Seller.

                       (b) Except as set forth in Sections 2.10(b)(iii) and 2.10(c)(ix)(a), nothing contained herein shall prohibit or restrict in any way the right of Purchaser to make or to cause to be made a sale or disposition of all or any portion of the Business or to terminate or discontinue or cause to be terminated or discontinued all or any portion of the Business (each, a "DISPOSITION") and no Contingent Payment shall become due or owing as a result of any such Disposition except as expressly provided in this Section 2.10.

                       (c) Purchaser shall notify Seller of any proposed Transfer of the Business or Disposition reasonably promptly, prior to the consummation thereof.

                  (x) Security Interests of Seller. (a) As collateral security for the payment of the High Oil Corn Payments, upon the execution of the DuPont Agreement, Purchaser shall grant to Seller a continuing first priority security interest in all of Purchaser's right, title and interest in (i) the DuPont Agreement, (ii) all accounts receivable which directly relate to revenues derived from the DuPont Agreement and (iii) all proceeds which are otherwise derived from the DuPont Agreement.

                       (b) As collateral security for the payment of the Ivermectin Payments, upon the Purchaser's receipt of final FDA approval of the right to market any Ivermectin Product, Purchaser shall grant to Seller a continuing security interest in all of Purchaser's right, title and interest in and to (i) all contracts and agreements which Purchaser has entered into with third parties for the sale, marketing or distribution of Ivermectin Products,
(ii) all accounts receivable which directly relate to revenues derived from the Ivermectin Business and (iii) all proceeds which are otherwise derived from the Ivermectin Business.

                       (c) Notwithstanding the foregoing, the security interests granted to Seller in Sections 2.10(c)(x)(a) and (b) shall be subordinate to the rights of the holder of any Senior Claim, including any lien or security interest granted to the holder of the Senior Claim.

                       (d) Purchaser will promptly and duly execute and deliver, at Seller's request, such documents and assurances and take such action as may be necessary or reasonably desirable, in order to more effectively carry out the intent and purpose of this Section 2.10(c)(x) and to establish, protect and perfect the rights, remedies and security interests created or intended to be created in favor of the Seller hereunder, including, without limitation,the execution, delivery and filing of UCC financing and continuation statements with respect to the security interests created hereby, in form and substance reasonably satisfactory to the Seller, in such jurisdictions as the Seller may reasonably request.

 III.   CONDITIONS TO THE OBLIGATIONS OF PURCHASER TO EFFECT
                                THE ACQUISITION.

         The obligation of Purchaser under this Agreement to consummate the purchase of the Assets at the Closing shall be subject to the satisfaction, at or prior to the execution of this Agreement, of all of the following conditions (any of which may be waived in writing in whole or in part by Purchaser):

         Section 3.1. Representations and Warranties Accurate. All representations and warranties of Seller and CytRx contained in this Agreement (including the Schedules hereto), and all written information delivered to Purchaser by Seller and CytRx on or prior to the Closing Date pursuant to the provisions of this Agreement, shall be true in all material respects on and as of the Closing Date.

         Section 3.2. Performance by Seller. Seller and CytRx shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to have been performed and complied with by Seller and CytRx prior to or on the Closing Date.

         Section 3.3. Certificate of Seller. Purchaser shall have received certificates, dated as of the Closing Date, signed by authorized officers of Seller on behalf of Seller, to the effect that the conditions set forth in Sections 3.1 and 3.2 have been satisfied.

         Section 3.4. Opinion of Counsel for Seller. Purchaser shall have received from Alston & Bird, counsel to Seller and CytRx, a written opinion, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.

         Section 3.5. Legal Prohibition. No injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such court, governmental body or regulatory authority which could materially decrease the value of the Business or materially increase the Assumed Liabilities or the liabilities of the Business after the Closing Date.

         Section 3.6. No Material Adverse Change. There shall have been no material adverse change in the condition or operations of the Assets or the Business from the unaudited financial statement of Seller for the year ended December 31, 1997 to the Closing Date not consented to by Purchaser in writing.

         Section 3.7. Consents; Approvals; Licenses; etc. All authorizations, consents, assignments, waivers, filings with, or expirations or terminations of waiting periods imposed by or other action required with or from any Federal, state or local governmental or other regulatory authority or third party, including those associated with the Assigned Agreements, in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained and shall be reasonably satisfactory to Purchaser and its counsel, and copies thereof shall have been delivered to Purchaser at or prior to the Closing. In addition, Purchaser shall have obtained all licenses, permits and other authorizations necessary to conduct the Business as currently conducted.

         Section 3.8. Employment and Non-Competition Agreements. (a) Effective as of the Closing Date, Richard O. Shuler shall resign as an officer of Seller and terminate his existing employment agreement, dated April 1, 1996, with Seller and shall have entered into (i) an Employment and Non-Competition Agreement with Purchaser in the form of Exhibit C hereto and (ii) a Confidentiality Agreement with Purchaser in the form of Exhibit D hereto. Seller and CytRx shall have entered into a Non-Competition Agreement with Purchaser effective as of the Closing Date, a form of which is attached hereto as Exhibit E.

         (b) Effective as of the Closing Date, the employees of Seller identified in Schedule 6.16 shall terminate their employment agreements with Seller and shall have entered into new employment agreements with Purchaser in substantially the form of Exhibit F hereto. Such employment agreements shall set forth all the terms of the respective employee's employment with the Purchaser, including without limitation, salary, bonus, options and health and welfare benefits. Such employees shall have also entered into Confidentiality Agreements with Purchaser in substantially the form of Exhibit G hereto.

         Section 3.9. Closing Matters. All actions required by this Agreement to be taken by Seller and CytRx pursuant to this Agreement in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

         Section 3.10. Termination of Ivy Agreements. As of the Closing Date, Ivy and Seller shall terminate the Current Master Agreement and each party will release the other from all obligations and liabilities which have arisen or which may arise under such agreement; except for those provisions that by their terms survive termination and remain in full force and effect to the extent provided in Section 16(D) of the Current Master Agreement.

         Section 3.11. Completion of Due Diligence Investigation. As of the Closing Date, Purchaser shall have completed to its satisfaction a due diligence investigation of Seller, the Assets and the Business.

         Section 3.12. Working Capital. As of the Closing Date, Seller shall have at least $1,000,000 in Net Working Capital. At least three (3) business days before the Closing Date, the Chief Financial Officer of Seller shall provide a certificate to Purchaser certifying that estimated Net Working Capital as of the Closing Date shall be at least $1,000,000.

              IV. CONDITIONS TO THE OBLIGATIONS OF SELLER AND CYTRX
                           TO EFFECT THE ACQUISITION.

         The obligations of Seller and CytRx under this Agreement to consummate the sale of the Assets at the Closing shall be subject to the satisfaction, at or prior to the execution of this Agreement, of all of the following conditions, any of which may be waived in writing in whole or in part by Seller and CytRx.

         Section 4.1. Representations and Warranties Accurate. All representations and warranties of Purchaser contained in this Agreement, and all written information te delivered to Seller and CytRx by Purchaser on or prior to the Closing Date pursuant to the provisions of this Agreement, shall be true in all material respects on and as of the Closing Date.

         Section 4.2. Performance by Purchaser. Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to have been performed and complied with by Purchaser prior to or on the Closing Date.

         Section 4.3. Certificate. Seller shall have received a certificate, dated as of the Closing Date, signed by an authorized officer of Purchaser, to the effect that the conditions set forth in Sections 4.1 and 4.2 have been satisfied.

         Section 4.4. Opinion of Counsel for Purchaser. Seller shall have received from Fulbright & Jaworski L.L.P., counsel for the Purchaser, a written opinion dated as of the Closing Date, substantially in the form attached hereto as Exhibit H hereof.

         Section 4.5. Legal Prohibition. On the Closing Date, no injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement.

         Section 4.6. Closing Matters. All actions required by this Agreement to be taken by Purchaser in connection with the consummation of the transactions contemplated hereby and all opinions and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller, CytRx and their counsel.

         Section 4.7. Termination of Ivy Agreements. As of the Closing Date, Ivy and Seller shall terminate the Current Master Agreement and each party will release the other from all obligations and liabilities which have arisen or which may arise under such agreement; except for those provisions that by their terms survive termination and remain in full force and effect to the extent provided in
Section 16(D) of the Current Master Agreement.

         Section 4.8. Letter of Credit. As of the Closing Date, the Letter of Credit shall have been terminated and all collateral securing such Letter of Credit which is described in Schedule 4.8 shall have been released and returned to Seller.

         Section 4.9. Exclusive Distribution Agreement. Purchaser and Ivy shall have entered into a master distributor agreement (the "New Distribution Agreement"), a copy of which is attached hereto as Exhibit I pursuant to which Ivy will grant to Purchaser the exclusive right through December 31, 2005 to market, distribute, promote and sell those Ivy products currently subject to the Current Master Agreement.


                       V. INDEMNIFICATION. INDEMNIFICATION

         Section 5.1. Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing and shall remain in full force and effect eighteen (18) months after the Closing Date and thereafter with respect to those representations, warranties, covenants and agreements to the extent a claim is made relating thereto prior to such expiration, until such claim is finally determined or settled, regardless of any investigation made by Purchaser or on its behalf; provided, however, that the representations, warranties, covenants and agreements of Seller relating to Taxes shall survive and remain in full force and effect for the applicable limitations period and provided further that the representations and warranties set forth in Sections 6.3, 6.4, 6.5, 6.6,
6.21 and 6.22 and the indemnities set forth in Sections 5.2(b), (c), (d) and (f) and Sections 5.3(b), (c) and (e) shall survive and remain in full force and effect without limitation.

         Section 5.2. Seller's Indemnity. Seller shall indemnify and hold harmless Purchaser and its successors and assigns after the Closing Date against and in respect of:

         (a) any loss, damage, cost, expense or liability (including reasonable attorneys' fees) resulting to Purchaser from any false, misleading or inaccurate representation, breach of warranty or nonfulfillment of any agreement or condition on the part of Seller or CytRx under this Agreement or from any misrepresentation in or any omission from any certificate, list, schedule or other instrument to be furnished to Purchaser hereunder. For purposes of this
Section 5.2(a), all such representations, warranties, covenants and agreements shall be deemed to have been made without any qualification as to materiality or Material Adverse Effect except as to Sections 6.8(a) and 6.12;

         (b) all liabilities and obligations of Seller and CytRx (other than those expressly assumed by Purchaser pursuant to Section 2.3 hereof), of any kind or nature whatsoever, whether accrued, absolute, fixed, contingent, including without limitation the Excluded Liabilities;

         (c) any loss, damage, cost or penalty incurred by Purchaser as a result of non-compliance by Seller or CytRx, including those which commence after the Closing Date with any applicable bulk transfer or similar law or by virtue of common law, statute or regulation imposing or attempting to impose transferee liability on Purchaser;

         (d) any claims, actions, suits or proceedings by present or former employees or shareholders of Seller or CytRx involving or relating to the transactions contemplated by this Agreement which arise on or prior to the Closing Date;

         (e) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing whether or not reflected or disclosed on any Schedule which arise from the conduct of the Business or the ownership or condition of the properties owned or leased by Seller or CytRx prior to the Closing Date or from the acts or omission of the employees or agents of Seller or CytRx at or prior to the Closing Date, including those which commence after the Closing Date; and

         (f) any damages which arise out of or relate to fraud in connection with this Agreement committed by Seller or CytRx.

         Section 5.3. Purchaser's Indemnity. Purchaser shall indemnify and hold harmless Seller and CytRx and their respective successors and assigns after the Closing Date against and in respect of:

         (a) any damage, loss, cost, expense or liability (including reasonable attorneys' fees) resulting to Seller or CytRx from any false, misleading or inaccurate representation, breach of warranty or nonfulfillment of any agreement, covenant or condition on the part of Purchaser under this Agreement or from any misrepresentation in or any omission from any certificate, list, schedule or other instrument to be furnished to Seller or CytRx hereunder;

         (b) all liabilities and obligations of Seller expressly assumed by Purchaser pursuant to Section 2.3 hereof;

         (c) any damage, loss, cost, expense or liability (including reasonable attorneys' fees) resulting to Seller or CytRx under Section 9.2, unless such damage, loss, cost, expense or liability is attributable to acts or omissions of Seller or CytRx or relates to amounts owed by Seller or CytRx to a third party under an Assigned Agreement;

         (d) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing; and

         (e) any damages which arise out of or relate to fraud in connection with this Agreement committed by Purchaser or any member of the Ivy Group.

         Section 5.4. Exclusive Remedy. The indemnification provisions provided in this Article V shall be the sole and exclusive remedies of Purchaser and Sellers hereunder for recovery against each other based upon or arising in connection with this Agreement, or the transactions contemplated hereby and the documents delivered in connection herewith; provided, however, that nothing herein shall be deemed to in any way limit any claim by Purchaser or Sellers for fraud or any action by Purchaser or Sellers seeking specific performance or other equitable relief with respect to this Agreement, or the transactions contemplated hereby and the documents delivered in connection herewith.

         Section 5.5. Limitations on Indemnification for Breaches of Representations and Warranties. (a) No party hereto shall be entitled to make any claim for indemnification under this Article V with respect to the inaccuracy, misrepresentation or breach of any representation and warranty or non-fulfillment or breach of any covenant or agreement contained in this Agreement after the date on which such representation, warranty, covenant or agreement ceases to survive pursuant to Section 5.1.

         (b) Neither party shall be entitled to indemnification under Sections
5.2 and 5.3 until the aggregate losses suffered by the party seeking indemnification and for which indemnification is available pursuant to Sections
5.2 and 5.3 exceed $75,000 and then only for the amount by which such losses exceed $75,000. Each party's maximum aggregate liability under Article V shall be limited to $7,500,000.

         (c) The limitations on liability set forth in Section 5.5(b) shall not apply to any claims for indemnification which arise pursuant to Sections 5.2(f) and 5.3(e).

         Section 5.6. Notice and Defense of Claims. Each party entitled to indemnification under this Article V (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article V except to the extent that the Indemnifying Party has been adversely affected by such failure. The Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation. The Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         Section 5.7. Reimbursement. At the time that the Indemnified Party shall suffer a loss because of a breach of any warranty, representation or covenant by the Indemnifying Party or at the time the amount of any liability on the part of the Indemnifying Party under this Article V or Sections 8.2 or 10.3 is determined (which in the case of payment to third persons shall be the earlier of (a) the date of such payments or (b) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion of appeal rights) establishing such liability) (such loss or amount being hereinafter referred to as the "INDEMNITY CLAIM"), the Indemnifying Party shall forthwith, upon prompt notice from the Indemnified Party, pay to the Indemnified Party the amount of the Indemnity Claim. If such amount is not paid forthwith, then the Indemnified Party may, at its option, take legal action against the Indemnifying Party for reimbursement in the amount of its Indemnity Claim. For purposes hereof, the Indemnity Claim shall include the amounts so paid, or determined to be owing, by the Indemnified Party together with costs and reasonable attorneys' fees and interest on the foregoing items at the prime rate of Citibank, N.A. in effect as of such time from the date the Indemnity Claim is due from the Indemnifying Party to the Indemnified Party as hereinabove provided, until the Indemnity Claim shall be paid.

                       VI. REPRESENTATIONS AND WARRANTIES
                              OF SELLER AND CYTRX.

         Seller and CytRx, jointly and severally, represent and warrant to Purchaser as follows:

         Section 6.1. Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority and all licenses and permits necessary to conduct the Business as presently conducted, and to own, lease and operate the properties and assets used in connection therewith and to enter into and perform this Agreement and the transactions contemplated hereby. Seller is in good standing as a foreign corporation and licensed or qualified to transact business in each jurisdiction in which the nature of the properties owned or leased by it or the business transacted by it requires it to be so licensed or qualified except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Business.

         Section 6.2. Subsidiaries and Other Company Interests. Seller does not have, directly or indirectly, any legal or beneficial interest in any subsidiary, partnership, joint venture or other entity.

         Section 6.3. Due Authorization. Both Seller and CytRx have all requisite corporate power and authority to execute and deliver this Agreement, to perform fully their respective obligations hereunder and to consummate the transactions contemplated hereby. As of the date hereof, the execution and delivery by Seller and CytRx of this Agreement and the other documents contemplated hereby, the performance by Seller and CytRx of their obligations hereunder and thereunder, and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller and CytRx. This Agreement is a legal, valid and binding obligation of Seller and CytRx, enforceable against each of them in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         Section 6.4. No Conflict. Except as set forth in Schedule 6.4, neither the execution and delivery of this Agreement or any of the other documents contemplated hereby by Seller or CytRx nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (i) the Articles of Incorporation or By-Laws of Seller or CytRx or (ii) any statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Seller or CytRx is a party or by which Seller or CytRx (or any of the properties or assets of Seller or CytRx) are subject or bound; (b) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the property and assets of Seller or CytRx; (c) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any agreement or commitment concerning the Business to which Seller or CytRx is a party or by which Seller or CytRx is subject or bound; (d) require Seller or CytRx to obtain any authorization, consent, approval or waiver from, or to make any filing with, any public body or authority or to obtain the approval or consent of any other Person; or (e) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to Seller or CytRx (insofar as such permit, license, qualification, authorization or approval relates to the Business), or the Business.

         Section 6.5. Title to and Condition of Assets. Schedules 2.1(a), 2.1(b), 2.1(c)(i), 2.1(c)(ii), 2.1(c)(iii), 2.1(c)(iv), 2.1(d), 2.1(f), 2.1(g),
2.1(j) and 2.1(k) hereto contain a true, correct and complete list of all Assets held by Seller in connection with the Business. As of the date hereof, Seller has good and marketable title to, or valid licenses to use, all of the Assets, free and clear of any liens, charges, options, security interests or other encumbrances and, upon payment therefor, Purchaser will have, good and marketable title to, or valid licenses to use, all of the Assets, free and clear of any liens, charges, options, security interests or other encumbrances. Except as set forth on Schedule 6.5, all the Fixed Assets listed on Schedule 2.1(b) are in good operating condition and repair, reasonable wear and tear excepted, and are suitable for use in the ordinary conduct of the Business, and no maintenance, repair or replacement has knowingly been deferred.

         Section 6.6. Toxic Substances. Seller has complied in all material respects with all Environmental Laws (as hereinafter defined) in connection with the generation, handling, manufacturing, processing, treatment, storage, use, transfer, release or disposal of hazardous substances, hazardous wastes, hazardous waste constituents and reaction by-products, hazardous materials, pesticides, pollutants, contaminants, oil and other petroleum products, and toxic substances, including asbestos and PCB's as those terms are defined pursuant to Environmental Laws (collectively, "HAZARDOUS SUBSTANCES"). For purposes of this Section 6.6, "ENVIRONMENTAL LAWS" shall be all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to environmental matters, including without limitation the Resource Conservation and Recovery Act (42 U.S.C. { 6901 et seq., as amended), the Comprehensive Environmental Response, Compensation and Liability Act (42

U.S.C. { 9601 et seq., as amended), the Toxic Substance Act (15 U.S.C. { 2601 et seq., as amended), the Clean Water Act (33 U.S.C. { 466 et seq., as amended), the Clean Air Act (42 U.S.C. 7401 et seq., as amended) and Federal and state environmental cleanup programs.

         Section 6.7. Financial Statements. (a) Seller has delivered to Purchaser the unaudited financial statements related to the Business for the years ended December 31, 1995, December 31, 1996 and December 31, 1997, all of which are attached hereto as Schedule 6.7 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements were accurately prepared from the books and records of Seller in accordance with GAAP. Each of the Financial Statements fairly presents the financial position of the Business as of its date, subject to normal year end adjustments and the matters described on Schedule 6.7.

         (b) Seller does not have any liabilities or obligations of any nature relating to the Business, whether accrued, absolute or contingent, and whether due or to become due, including without limitation, any liability for Taxes, except (i) as set forth or reflected on the Financial Statements, (ii) as disclosed in Schedule 6.7 hereto, (iii) for purchase contracts and orders entered into in the ordinary course of business consistent in form and amount, in all respects, with past practice, (iv) for current liabilities incurred in the ordinary course of the Business consistent in all respects, in form and amount, with past practice since December 31, 1997, and (v) professional fees and expenses in connection with this Agreement and the transaction contemplated hereby.
         Section 6.8. Conduct of Business; Absence of Certain Changes or
Events. Except as provided in Schedule 6.8 or as otherwise contemplated by this Agreement, during the period from December 31, 1997 to the Closing Date, Seller has conducted its business in a manner consistent with prior practice and in the ordinary and usual course. Without limiting the generality of the foregoing, except as provided in Schedule 6.8 or as otherwise provided in or contemplated by this Agreement, there has not been:

         (a) any adverse change in the assets, liabilities, business, results of operations or financial condition of the Business, nor has Seller or CytRx received any actual notice of any threatened Material Adverse Effect (determined in connection with each event independently without regard to the potential cumulative effect described in the second sentence of the definition of "Material Adverse Effect" in Section 1), except such changes as may affect the economy generally;

         (b) any damage, destruction or casualty loss, whether covered by insurance or not, which could have a Material Adverse Effect on the assets, liabilities, results of operations or financial condition of the Business or the Assets;

         (c) any material increase in compensation payable to, or any employment, bonus or compensation agreement entered into or amended with, any employees or consultants of Seller relating to the Business;

         (d) any material obligation or liability (absolute or contingent) relating to the Business incurred by Seller, or to which Seller has become subject, except current liabilities incurred in the ordinary course of conduct of the Business and obligations under contracts entered into in the ordinary course of the Business;

         (e) any entering into, amendment, renewal or termination by Seller or CytRx of any material contract, agreement, lease or permit relating to the Business;

         (f) any sale or transfer of any Assets exceeding $10,000 or cancellation of any debt or claim which would constitute an Asset exceeding $10,000;

         (g) any labor dispute which might have a Material Adverse Effect on the conduct of the Business; or

         (h) any event or condition of any character which has had a Material Adverse Effect on the operation or prospects of the Business.

         Section 6.9. Assigned Agreements, Obligations and Commitments. Seller has made available for Purchaser's review true, complete and correct copies of all the Assigned Agreements and any other documents relating to or affecting the Business which Purchaser has requested to review. In connection with the operation of the Business, Seller has no existing contract, lease, obligation or commitment (written or oral) of any nature (other than obligations involving annual payments of less than $10,000 individually or $10,000 in the aggregate), including without limitation the following, except as set forth on Schedules 2.1(c)(i), 2.1(c)(ii), 2.1(c)(iii), 2.1(c)(iv) and 6.9 hereto:

         (a) Employment, bonus, severance or consulting agreements, retirement, stock bonus, stock option, or similar plans;

         (b) Loan or other agreements, notes, indentures or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the Assets or any agreement or instrument evidencing any guaranty by Seller of payment or performance by any other Person;

         (c) Agreements with any labor union or collective bargaining organization or other labor agreements;

         (d) Any contract or series of contracts with the same person for the furnishing or purchase of equipment, goods or services;

         (e) Agreements which would, after the Closing Date, limit the freedom of Purchaser to compete in any line of business or in any geographic area or with any person;

         (f) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which Seller is a party or by which it is bound;

         (g) Agreements providing for disposition of the Assets, or a direct or indirect ownership interest in the Business;

         (h) Any contract, commitment or arrangement not made in the ordinary course of the Business;

         (i) Agreements with the federal government or any state or local government or any agency thereof;

         (j) Any agreements for additional capital expenditures to be made with respect to the Business, or notice of any such capital expenditures; or

         (k) Any agreements or commitments with or to Seller.

         Section 6.10. Key Customers. Schedule 6.10 hereto sets forth for the calendar year ended December 31, 1997 (a) the names and addresses of the ten largest customers of Seller (based on the aggregate value of products and/or services purchased from Seller by such customers during such year); (b) the amount for which each such customer was invoiced during such year; and (c) all other customers the loss of any of which, individually or in the aggregate with all other customers affiliated with such customer, would have a Material Adverse Effect on the Business. Except as set forth on Schedule 6.10 hereto, neither Seller nor CytRx know of any of the five (5) largest customers of Seller which
(i) has ceased, or will cease, to use or purchase the products and/or services of Seller, (ii) has materially reduced, or will materially reduce, the use of the products and/or services of Seller or (iii) has sought, or is seeking, to materially reduce the price it will pay for the products and/or services of Seller. For purposes of this Section 6.10, the determination of Seller's "five (5) largest customers" shall be based upon the 1998 projected sales volumes of each of Seller's customers.

         Section 6.11. Litigation. Except as set forth on Schedule 6.11, (a) neither Seller nor any director, officer, employee or agent of Seller is a party to any pending or, to its knowledge, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, before or by any court or governmental board, commission, agency, department or office, or private arbitration tribunal (i) arising in connection with the conduct by Seller of the Business, (ii) to restrain, prohibit or invalidate, or to obtain damages or other relief from Seller or any of their officers, directors, employees or agents, or to obtain equitable or other relief in respect of this Agreement or the transactions contemplated hereby, (iii) which arises out of any contract, agreement, letter of intent or arrangement alleged to have been entered into or agreed to by Seller and which conflicts with this Agreement or the transactions contemplated hereby, or gives rise to a claim or right of any kind of any person as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, (iv) which might affect the right of Purchaser after the Closing Date to own the Assets, or to conduct the Business as currently conducted, or (v) to suspend, revoke, annul, limit, terminate, amend or modify any permit, license, consent, qualification, authorization or approval applicable to the Business as currently conducted; and (b) Seller is not a party or subject to any order, ruling, judgment, decree or stipulation which affects the Business, or which would prevent the transactions contemplated by this Agreement. To Sellers' knowledge, no investigation has been instituted by any governmental agency, which might result in any such action or proceeding. True, correct and complete copies of all pleadings and correspondence relating to each matter set forth on Schedule 6.11 have previously been delivered to Purchaser.

         Section 6.12. Compliance with Law. The Business has been conducted, and is now being conducted, in compliance with all applicable laws, rules, regulations and court or administrative orders (including, without limitation, any that relate to advertising, consumer protection, health and safety, products and services, proprietary rights, anti-competitive practices, collective bargaining, ERISA, equal opportunity, improper payments and environmental regulation) the noncompliance with which would have a Material Adverse Effect on the Business. Seller and its officers, directors and employees (a), to the best of their knowledge, are not, and since incorporation of Seller were not, in violation of, or not in compliance with, all such applicable laws, rules, regulations or orders with respect to the conduct of the Business; (b) have not received any actual notice from any governmental authority, and, to the best of their knowledge, none is threatened, alleging that Seller has violated, or not complied with, any of the above; and (c) except as set forth on
Schedule 6.12, are not a party to any agreement or instrument, or subject to any judgment, order, writ, rule, regulation, code or ordinance which would have a Material Adverse Effect on, or might reasonably be expected to have a Material Adverse Effect (determined in connection with each event independently without regard to the potential cumulative effect described in the second sentence of the definition of "Material Adverse Effect" in Section 1) on the Business.

         Section 6.13. Licenses; Registrations; Permits; Etc. Seller and its officers, directors and employees possess all governmental registrations, licenses, ; Etc authorizations and approvals (collectively referred to herein as "APPROVALS") necessary, in all material respects, to carry on, as presently conducted, the operations and business of the Business, which necessary Approvals are set forth on Schedule 6.13 hereto, and true, complete and correct copies of which Approvals have previously been made available to Purchaser. All such Approvals are in full force and effect as of the date hereof. Seller and its officers, directors and employees are not in default under any of such Approvals and, to the best of their knowledge, no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder. Except as set forth on Schedule 6.13, (a) neither the execution and delivery of this Agreement or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor compliance by Seller with any of the provisions hereof or thereof, do or will (i) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Approval applicable to the Business; or (ii) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body having jurisdiction over Seller, the Business and the Assets, and (b) all such Approvals are assignable by Seller to Purchaser.

         Section 6.14. Labor Matters. Seller has no actual notice or knowledge of any threatened or pending (a) work stoppages respecting employees of Seller; or (b) unfair labor practice complaints against Seller.

         Section 6.15. Brokers. Except as set forth on Schedule 6.15, neither Seller nor CytRx have paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

         Section 6.16. Personnel. Schedule 6.16 comprises a complete and correct list of (a) the names, titles, length of employment or service and current annual salary rates and all other compensation and fringe benefits of each of the employees, officers, directors or consultants of Seller who are engaged in the conduct of the

Business; and (b) the amount of accrued bonuses, vacation, sick leave, maternity leave and other leave for such personnel. Except as set forth on Schedule 6.16, none of such personnel is a party or subject to any employment, bonus, pension, profit-sharing, deferred compensation, percentage compensation, employee benefit (including without limitation, medical disability, life insurance and other welfare benefit plans), incentive, pension or retirement plans, fringe benefit or termination or severance agreements, plans or commitments issued or offered by Seller in respect to the Business. Seller is not in default with respect to any of the foregoing obligations and both Seller and CytRx will bear full responsibility for any such obligation outstanding, or due, owing or accrued as of the Closing Date. Seller has not instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of their employees engaged in the Business. Seller is not in default with respect to any withholding or other employment Taxes or payments with respect to accrued vacation or severance pay on behalf of any employee for which it is obligated on the date hereof.

         Section 6.17. Computer Systems. Schedule 6.17 contains, as of the date hereof, a description of Seller's computer systems, setting forth the hardware and software comprising such systems used in the Business. Seller has good and marketable title to the hardware and software comprising the systems, free and clear of any liens, charges, options, security interests or other encumbrances, except for those components identified in Schedule 6.17 as owned or operated by a lessor, software licensor, service bureau or other third party, including any employees of Seller, along with the name thereof and except for "canned software" with a value of less than $1,000.00 purchased or licensed by Seller for use in the Business. Following the Closing Date, Purchaser will be entitled to continue to utilize without interruption the hardware and software comprising Seller's computer systems used in the Business. To that end, prior to the Closing Date, Seller will deliver to Purchaser all source and object codes, manuals and other information owned or used by them relating to the computer systems and all hardware and software used in the Business. The hardware and software owned by Seller do not, and, Seller's use of leased or licensed hardware and software in the Business does not, infringe any license, patent, trademark, copyright, tradename, trade secret or other proprietary right of any other Person.

         Section 6.18. Trademarks and Tradenames. Schedule 6.18 contains a true and complete list of all trademarks and servicemarks (either registered, common law or registration applied for), tradenames, copyrights and third party licenses which are related to the Business and which are owned, used, registered in the name of or licensed by Seller, or in which Seller otherwise has an interest, together with a brief statement as to any filing, registration or issuance thereof, as to any licenses, sublicenses, covenants or agreements entered into or granted by or to

Seller with respect thereto and as to any pending or, to the knowledge of Seller, threatened disputes or adverse claims with respect thereto. Except as otherwise noted in Schedule 6.18, no litigation is pending or, to the best of Seller's knowledge, threatened against Seller for the infringement of any license, trademark, servicemark, copyright or tradename of any other party or the misuse or misappropriation of any trade secret or other proprietary information owned by any other party. Except as set forth in Schedule 6.18, to the knowledge of Seller, all licenses, trademarks, servicemarks, copyrights, tradenames and other proprietary information which are necessary to the conduct of the Business, as it presently exists or as heretofore conducted are owned or are usable by Seller, and will continue to be so owned or usable by Purchaser after the Closing Date. The Business has not been conducted by Seller under any corporate, trade or fictitious name other than the names listed on Schedule 6.18 hereto.

         Section 6.19. Property to Operate Business. The bills of sale, assignments of leases, agreements, contracts and other arrangements, and other instruments delivered to Purchaser by Seller on the Closing Date will be in form and substance sufficient to vest in Purchaser good and marketable title to, and all rights necessary to utilize, the Assets, free and clear, except as otherwise permitted by this Agreement, of all liens, mortgages, pledges, encumbrances, charges, restrictions or rights of any other party whatsoever.

         Section 6.20. Insurance; Performance Bonds and Letters of Credit. Attached as Part A of Schedule 6.20 are certificates of insurance setting forth all insurance agreements and policies maintained by Seller which relate to the Business, including any and all insurance agreements and policies covering the Assets and any and all life insurance policies maintained by Seller on the lives of its employees, officers or directors, and the type and amounts of coverage thereunder. During the past three years, Seller has not been refused insurance in connection with the Business, nor has any claim in excess of $25,000 been made in respect of any such agreements or policies, except as set forth in
Schedule 6.20 hereto. Such policies are in full force and effect, and Seller is not delinquent with respect to any premium payments thereon. Claims are payable on an "occurrence basis" such that a claim that arises after the Closing Date for an event which occurred prior to the Closing Date would be covered by Seller's policy. Part B of Schedule 6.20 reflects all insurance, performance bonds and letters of credit which are required by law or any agreement relating to the Business to be maintained or entered into by Seller all of which are in full force and effect.

         Section 6.21. Plans and Agreements Relating to Employees. (a) Except as set forth on Schedule 6.21 annexed hereto, Seller has no employee benefit plans, contracts or arrangements of any type (including, without limitation, (1) any employee benefit plans described in Section 3(3) of ERISA, and (2) any personnel policies, deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts and other similar plans, agreements and arrangements which are not so described) which are currently in effect, or which have been approved but are not yet effective, for the benefit of employees of Seller (or beneficiaries of such employees) who provide or provided services primarily to or in connection with the Business. Each of such employee benefit plans, contracts or arrangements is herein referred to as an "EMPLOYEE PLAN."

         (b) Seller has delivered to Purchaser true, correct and complete copies of the following documents with respect to each Employee Plan (where applicable): (1) all plan documents and agreements, as well as collective bargaining agreements and amendments of same; and (2) the most recent copies of all summary plan descriptions, booklets and employee handbooks distributed to plan participants.

         (c) With respect to any funded employee pension plan within the meaning of Section 3(2) of ERISA, (1) there has been no accumulated funding deficiency within the meaning of Section 302(a)(2) of ERISA or Section 412 of the Code, which has resulted or could result in the imposition of a lien upon any of the Assets of Seller; and (2) no event has occurred and no circumstance exists under which Seller has incurred or may incur, directly or indirectly, any liability under the provisions of Title IV of ERISA.

         (d) Seller neither is obligated to contribute nor is otherwise a party to any employee welfare benefit plan or employee pension benefit plan which is a multiemployer plan within the meaning of Section 3(37) of ERISA covering any of Seller's employees. Seller has not incurred any withdrawal liability (either as a contributing employer or as part of a controlled group which includes a contributing employer) which has not been satisfied or which will not be satisfied prior to the Closing to any multiemployer plan (as defined in Section 3(37) of ERISA) in connection with any complete or partial withdrawal from such plan occurring on or before the Closing.

         (e) With respect to each Employee Plan which is a group health plan within the meaning of Section 5001(b)(l) of the Code, Seller has complied with the provisions of Section 4980(B) of the Code and Section 601 of ERISA.

         (f) Purchaser does not and will not assume the sponsorship of, the responsibility for contributions to, or any liability in connection with, any Employee

Plan. Without limiting the foregoing, Seller shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code and Section 601 of ERISA due to qualifying events which occur on or before the Closing Date.

         Section 6.22. Taxes. Except as set forth on Schedule 6.22, all federal, state, local and county tax returns, reports, statements and other similar filings required to be filed by Seller (the "TAX RETURNS") with respect to any federal, state, local or county taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof) (the "TAXES") have been duly and timely filed with the appropriate governmental agencies, and all such Tax Returns properly reflect the liabilities of Seller for Taxes for the periods, property or events covered thereby. All Taxes, including those without limitation which are called for by the Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority from Seller, have been properly accrued or paid. Seller has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending any tax examinations of or tax claims asserted against Seller or any of its assets or properties. Seller has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of Seller. Seller has no knowledge of any basis for any additional assessment of any Taxes.

         Section 6.23. Certain Payments. Except (a) as set forth (i) in
Schedule 6.23, (ii) in any Assigned Agreement or (iii) on any invoice of Seller rendered prior to the date hereof, and (b) excluding any license or permit fees charged by any governmental authority, neither Seller nor CytRx, nor any officer, director, employee or affiliate of Seller or CytRx, offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value, the aggregate amount or cost of which exceeds $1,000, for the purpose or with the intent of
(x) obtaining or maintaining business for the Business, (y) facilitating the purchase or sale of any product or service relating to the Business, or (z) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law relating to the Business.

         Section 6.24. Assigned Agreements. (a) Each of the Assigned Agreements are valid and binding obligations of the parties thereto, enforceable in accordance with their terms, and are in full force and effect on the date hereof, and Seller has not breached any material provision of, nor is in default under the material terms of (and, to Seller's knowledge, no condition exists which, with the passage of time, the giving of notice, or both, would result in a material default under the terms of), any of the Assigned Agreements.

         (b) Except as set forth in Schedule 6.24, each of the Assigned Agreements is validly assignable to Purchaser so that, after Seller's receipt of any required consent of the other party or parties thereto and the assignment thereof to Purchaser pursuant to this Agreement, Purchaser will be entitled to all rights of Seller thereunder.

         (c) Except as set forth in Schedule 6.24, neither Seller nor any partner, officer, director or employee of Seller or CytRx or any Person affiliated with any of such Persons, are parties to any of the Assigned Agreements.

         Section 6.25. Options, Warrants and Rights of First Refusal. No person or entity has any option, warrant, right of first refusal or any other agreement to purchase any interest in the Business or the Assets.

         Section 6.26. No Misleading Statements. This Agreement, the information and schedules referred to herein and the certificates that have been furnished to Purchaser in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         Section 6.27. Ownership of Seller. CytRx owns beneficially and of record all of the outstanding stock of Seller.


                 VII. PURCHASER REPRESENTATIONS AND WARRANTIES.

         Purchaser hereby represents and warrants to Seller and CytRx as follows:

         Section 7.1. Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own or lease its properties and carry on its business as presently conducted. Schedule 7.1 contains a true and complete list of all the managers and members of the Purchaser on the date hereof.

         Section 7.2. Due Authorization. Purchaser has all requisite power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement is a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         Section 7.3. No Conflict. Except as set forth in Schedule 7.3 hereto, neither the execution and delivery of this Agreement by Purchaser nor the consummation of the transactions contemplated hereby will (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (i) the Certificate of Formation or the Operating Agreement of Purchaser, or (ii) any statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Purchaser is a party or by which it (or any of its properties or assets) is subject or bound which would have a Material Adverse Effect on the business of Purchaser; (b) result in the creation of, or give any party the right to create, any lien, charge, encumbrance, security interest or other adverse interest upon any property or asset of Purchaser or which would have a Material Adverse Effect on the business of Purchaser, except the security interests described in Section 2.10(c)(x); (c) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any agreement or commitment to which Purchaser is a party or by which it (or any of its properties or assets) is subject or bound which would have a Material Adverse Effect on the business of Purchaser; or (d) require Purchaser to obtain any authorization, consent, approval or waiver from, or to make any filing (other than filing to qualify as a foreign corporation where necessary) with, any public body or authority, or to obtain the approval or consent of any other Person.

         Section 7.4. Brokers. Purchaser has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

         Section 7.5. As of the date hereof, Purchaser's capital consists of at least $2,000,000 in equity.

                           VIII. POST-CLOSING MATTERS.

         Section 8.1. Public Announcements. Seller, CytRx, Purchaser and Ivy shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or the transactions contemplated hereby; provided, that nothing in this Section 8.1 shall be deemed to prohibit Seller, CytRx, Purchaser or Ivy from making any disclosure which its counsel deems necessary or advisable in order to satisfy its disclosure obligations imposed by law.

         Section 8.2. Bulk Sales Compliance. The Purchaser, Seller and CytRx hereby waive compliance by Purchaser, Seller and CytRx with the bulk sales law and any other similar laws in any applicable jurisdiction in respect to the transactions contemplated by this Agreement. In accordance with Article V, Seller and CytRx shall indemnify Purchaser from, and hold it harmless against, any loss, damage, cost, expense or penalty incurred by Purchaser as a result (a) the parties' failure to comply with any such laws in respect of the transactions contemplated by this Agreement, or (b) any action brought or levy made as a result thereof, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by Purchaser pursuant to this Agreement.

         Section 8.3. Books and Records. Purchaser and Seller shall maintain for a period of six (6) years from the Closing Date, or longer if necessary for any indemnification claim arising under this Agreement, all presently existing books, records and documents relating to the Assets, the Retained Assets, the Assumed Liabilities, the Excluded Liabilities and the books and records referred to in Section 2.2(d) and shall make them available to the other after the Closing Date upon reasonable request. Purchaser and Seller hereby agree that any information obtained pursuant to this Section 8.3 shall be held in strict confidence and that all information so obtained shall be subject to the terms and conditions of the Confidentiality Agreement in the form of Exhibit J hereto.

         Section 8.4. Employees. After the Closing Date, Purchaser agrees to employ those employees of Seller identified in Schedule 6.16 hereto, for such periods of time as Purchaser, in its sole discretion, may decide. Purchaser shall employ such employees on terms of employment, with respect to salary and bonus, which are substantially the same as the terms provided to such employees by Seller as of the date hereof and which are described in Schedule 6.16 and with respect to medical, dental, disability and prescription benefits and life insurance which are substantially the same as Ivy provides to its comparable employees. Such employees shall also receive options to purchase equity interests in the Purchaser on terms which are substantially the same as the terms provided to such employees by Seller as of the date hereof.

         Section 8.5. Use of Name. From and after the Closing Date, Seller will sign such consents and take such other action as Purchaser shall reasonably request in order to give Purchaser the exclusive right to use the name "VetLife" and all variants thereof.

         Section 8.6. Change in Name. On or prior to the Closing Date, Seller shall deliver to Purchaser (i) a certified copy of a Certificate of Amendment to the Certificate of Incorporation of the Seller and such other appropriate certifications, pursuant to which Seller shall have changed its name to another name bearing no similarity to the name "Vetlife" and (ii) written evidence of Seller's abandonment of any similar assumed name(s).

         Section 8.7. Supply of Products. From and after the Closing Date, in the event Seller is required to supply products related to the Business to its former customers pursuant to any obligation which arose under an Assigned Agreement prior to the Closing Date, Purchaser shall use its reasonable efforts to supply the requisite products to the Seller for the sole purpose of satisfying such pre-closing obligation to Seller's former customer. Purchaser shall provide such products to Seller in accordance with the terms and conditions then in effect under the New Distribution Agreement and Seller shall pay Purchaser the price paid by Purchaser for such products under the New Distribution Agreement.

         Section 8.8. Cooperation with Counterclaims, Affirmative Defenses and Other Rights. In the event Seller has a valid counterclaim, affirmative defense or other right against any of its former customers arising under any of the Assigned Agreements that constitute Retained Assets, Purchaser shall cooperate with Seller to assert such counterclaim, affirmative defense or other right; provided that such right, whether in the same or independent actions, is asserted only in response to a claim for relief asserted against Seller or against Purchaser if Purchaser has rights related to such claim that it may assert against Seller, and provided further, that such right is not reflected as an account receivable on the Closing Financial Statements. Seller shall bear all of Seller's and Purchaser's out-of-pocket costs and expenses (including reasonable attorney's fees) relating to the assertion of such counterclaim or affirmative defense.

         Section 8.9. JAccess to Tax Information. (a) Seller agrees to provide to Purchaser access to copies of returns and reports, pertaining to all U.S. federal, state, local and foreign Taxes with respect to the Business filed by Seller or any predecessor, assignor or other entity, the liabilities of which Seller has assumed or succeeded to, or for which they are, or may be, otherwise responsible, for 1997 and subsequent taxable years to the date hereof. Purchaser and Seller hereby agree that any information obtained pursuant to this Section
8.9 shall be held in strict confidence and that all information so obtained shall be subject to the terms and conditions of the Confidentiality Agreement in the form of Exhibit J hereto. Seller shall not be required to provide information with regard to returns or reports or portions thereof relating to any Taxes which are not exclusively related to the Business.

                     IX. CERTAIN ACTIONS AFTER THE CLOSING.

         Section 9.1. Purchaser to Act as Agent for Seller. This Agreement shall not constitute an agreement to assign any contract right included among the Assets if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way adversely affect the rights of Seller thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would adversely affect Seller's rights thereunder so that Purchaser would not in fact receive all such rights, then Purchaser may, after the Closing, in its discretion, act as the agent for Seller in order to obtain for Purchaser the benefits thereunder. Except as otherwise expressly provided herein, nothing herein shall be deemed to make Purchaser the agent of Seller in respect of the Retained Assets.

         Section 9.2. Purchaser Appointed Attorney for Seller. Subject to
Section 5.6, Seller, effective as of the Closing Date, hereby constitutes and appoints Purchaser, its successors and assigns, the true and lawful attorney of Seller, in the name of either Purchaser or Seller (as Purchaser shall determine in its sole discretion) but for the benefit of Purchaser: (a) to institute and prosecute, upon giving notice to Seller, all proceedings which Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets as provided for in this Agreement; (b) to defend or compromise, upon giving notice to Seller, any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as Purchaser shall deem advisable; and (c) to take all action which Purchaser, its successors or assigns may reasonably deem proper in order to provide for Purchaser, its successors or assigns, the benefits under any of the Assets where any required consent of another party to the sale or assignment thereof to Purchaser pursuant to this Agreement shall not have been obtained. Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. Except as otherwise expressly provided herein, Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof. Purchaser agrees to act in good faith in seeking to collect, assert or enforce any claim against any third party in accordance with this
Section 9.2.

         Section 9.3. Subrogation of Purchaser. In the event Purchaser shall become liable for or suffer any damage with respect to any matter which was covered by insurance maintained by Seller on or prior to the Closing Date, Seller and CytRx agree that Purchaser shall be and hereby is, to the extent permitted under such policies and to the extent consistent with Article VI hereof, subrogated to any rights of Seller and CytRx under such insurance coverage, and Seller and CytRx agree to promptly remit to Purchaser any insurance proceeds which it may receive on account of any such liability or damage.

         Section 9.4. Payment of Liabilities. Following the Closing Date, each of Purchaser and Seller agree to discharge in accordance with their terms the Assumed Liabilities and the Excluded Liabilities, respectively.

                             X. CERTAIN TAX MATTERS.

         Section 10.1. Tax Returns Through Closing. Seller shall have prepared and filed on a timely basis all reports and returns of Taxes relating to the Business with respect to all periods through and including the Closing Date and paid or cause to be paid when due all Taxes relating to the Business for such periods, including any interest, additions to Tax or penalties thereon together with interest on such additions to Tax or penalties other than sales, use or transfer taxes relating to the sale of the Assets which shall be the responsibility of Purchaser.

         Section 10.2. Refunds. Seller shall be entitled to receive any Tax refund to which Seller may be entitled in respect of any period prior to, through and including the Closing Date.

         Section 10.3. Sales, Use and Transfer Taxes. Purchaser shall pay all federal, state and local sales, use and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets in accordance herewith whether imposed by law on Seller or Purchaser and Purchaser shall indemnify, reimburse and hold harmless Seller in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

         Section 10.4. Subsequent Liability. If, subsequent to the Closing Date, any liability for Taxes relating to the Business is asserted against Purchaser with respect to any period prior to the Closing Date other than the sales, use or transfer taxes referred to in Sections 10.1 and 10.3, Seller shall, subject to Sections 5.1, 5.5, 5.6 and 5.7 indemnify and hold Purchaser harmless from and against, the full amount of such Tax liability, including any interest, additions to Tax and penalties thereon, together with interest on such additions to Tax or penalties (as well as reasonable attorneys' or other fees and disbursements of Purchaser incurred in determination thereof or in connection therewith). Seller shall, at its sole expense and in its reasonable discretion, either settle any Tax claim that may be the subject of indemnification under this Section 10.4 at such time and on such terms as it shall deem appropriate or assume the entire defense thereof, provided, however, that Seller shall in no event take any position in such settlement or defense that subjects Purchaser to any civil fraud or any civil or criminal penalty. Notwithstanding the foregoing, Seller shall not consent, without the prior written consent of Purchaser, which prior written consent shall not be unreasonably withheld, to any change in the treatment of any item which would, in any manner whatsoever, affect the Tax liability of Purchaser for a period subsequent to the Closing Date.

         Section 10.5. Allocation of Purchase Price. The Purchase Price shall be allocated in its entirety among the Assets in accordance with Schedule 10.5 hereto. CytRx, Seller and Purchaser shall file all information and tax returns (and any amendments thereto) in a manner consistent with this Section 10.5. If, contrary to the intent of the parties hereto as expressed in this Section 10.5, any taxing authority makes or proposes an allocation different from that contained in this Section 10.5, CytRx, Seller and Purchaser shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), provided, however, that after consultation with the party adversely affected by such allocation (or proposed allocation), another party hereto may file such protective claims or returns as may reasonably be required to protect its interests.

                               XI. MISCELLANEOUS.

         Section 11.1. Expenses. Except as otherwise provided in this Agreement, each party to this Agreement shall pay its own costs and expenses (including all legal and accounting fees incurred by it) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement.

         Section 11.2. Amendment. This Agreement shall not be amended or modified except by a writing duly executed by Seller and Purchaser.

         Section 11.3. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the other instruments, agreements and documents delivered pursuant to this Agreement, and the Confidentiality Agreement contain all the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

         Section 11.4. Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

         Section 11.5. Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered to the persons identified below, (b) seven calendar days after mailing if mailed, with proper postage, by certified or registered mail, air mail postage prepaid, return receipt requested, addressed as follows:

         If to Seller or CytRx:               CytRx Corporation
                                                         154 Technology Parkway
                                                         Norcross, Georgia 30092
                                                         Attention:  Jack Luchese
                                                         (Fax):  (707) 448-3357


         With a copy to:                              Alston & Bird
                                                         One Atlantic Center
                                                         1201 West Peachtree Street
                                                         Atlanta, Georgia 30309-3424
                                                         Attention:  George Maxwell
                                                         (Tel):  (404) 881-7570
                                                         (Fax):  (404) 881-7777


         If to Purchaser:                             VetLife L.L.C.
                                                         c/o Ivy Laboratories, Inc.
                                                         8857 Bond Street
                                                         Overland Park, Kansas 66214
                                                         Attention:  Dr. Gary Hindman
                                                         (Tel):  (800) 828-2192
                                                         (Fax):  (913) 888-3007

         With a copy to:                              Fulbright & Jaworski L.L.P.
                                                            666 Fifth Avenue
                                                            New York, New York 10103
                                                            Attention:       William Bush
                                                            (Tel):  (212) 318-3000
                                                            (Fax):  (212) 752-5958


or (c) on the date of receipt if sent by telex or telecopy, and confirmed in writing in the manner set forth in (b) on or before the next day after the sending of the telex or telecopy. Such addresses and numbers may be changed, from time to time, by means of a notice given in the manner provided in this Section.

        Section 11.6. Severabilty. If any provision of this Agreement is held to be invalid and unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

         Section 11.7. Waiver. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not he construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

         Section 11.8. Counterparts and Facsimile Signatures. This Agreement may be signed in counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. For purposes of this Agreement, a facsimile copy of a party's signature shall be sufficient to bind such party.

         Section 11.9. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. In the event of any suit, action or proceeding among the parties, the prevailing party shall be entitled to reasonable attorneys' fees and other reasonable costs and expenses (including without limitation travel expenses) incurred in litigating, enforcing or otherwise resolving or settling such suit, action or proceeding.

         Section 11.10. Neither this Agreement nor any rights or obligations hereunder, including Seller's rights to receive the ignment Contingent Payments, may be assigned by Seller, CytRx or Purchaser without the prior written consent of the other parties, provided, however, that Seller (i) shall assign this Agreement and its rights and obligations hereunder to CytRx upon either (a) the liquidation of Seller or (b) the sale, assignment or transfer by CytRx of a controlling interest in Seller and (ii) may assign this Agreement and its rights and obligations hereunder to CytRx at any time upon three (3) days' prior written notice to the Purchaser. Prior to any assignment to CytRx pursuant to this Section 11.10, CytRx shall agree not to assign or otherwise transfer this Agreement or, directly or indirectly, any of its rights or obligations hereunder without the prior written consent of the Purchaser.

         Section 11.11. Remedies. Except as otherwise provided in this Agreement, any remedy chosen by the parties hereto shall be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         Section 11.12. Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.


                                    VETLIFE L.L.C.



                                    By: /s/ James Sollins
                                       -----------------------------------------
                                       Name:  James Sollins
                                       Title:  Manager


                                    CYTRX CORPORATION



                                    By:  /s/ Jack L. Luchese
                                       -----------------------------------------
                                       Name:  Jack L. Luchese
                                       Title:  President and CEO


                                    VETLIFE, INC.



                                    By:  /s/ Richard O. Shuler
                                       -----------------------------------------
                                       Name:  Richard O. Shuler
                                       Title:  President and CEO

                                                                       EXHIBIT A


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

                          12% Unsecured Promissory Note

                                                                  New York, NY
------------------------------------------------------------------
$4,000,000.00                                                     April 17, 1998


                  FOR VALUE RECEIVED, the undersigned, VetLife L.L.C., a Delaware limited liability company (hereinafter referred to as the "Debtor," which term shall include any successor in interest to all or substantially all of the Debtor's business or assets), promises to pay to the order of VetLife, Inc., a Delaware corporation (hereinafter referred to as the "Holder"), at the offices of the Holder located at 154 Technology Parkway, Norcross, Georgia 30092, or at such other place as the Holder may designate in writing to the Debtor, in lawful money of the United States of America, and in immediately available funds, the principal sum of FOUR MILLION DOLLARS ($4,000,000.00) together with interest on the principal balance from time to time outstanding hereunder (computed on the basis of a 360-day year for the actual number of days elapsed) from the date hereof until paid in full at a per annum rate equal to twelve percent (12%) in simple interest terms.

                  This Note is a duly authorized note of the Debtor, designated as its 12% Unsecured Promissory Note (the "Note") issued pursuant to the Acquisition Agreement, dated as of April 17, 1998, by and among the Debtor, the Holder and CytRx Corporation ("CytRx"), the parent company of the Holder (the "Acquisition Agreement"). This Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Acquisition Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Acquisition Agreement. Reference to the Acquisition Agreement, and to the other documents delivered in connection with such Agreement, shall in no way impair the absolute and unconditional obligation of the Debtor to pay both principal and interest hereon as provided herein. The obligation of Debtor to pay both principal and interest hereon as provided herein is in addition to and separate from any obligation of Debtor to make the Contingent Payments described in the Acquisition Agreement. The principal amount of this Note is subject to adjustment in accordance with the provisions of Section 2.8(b) of the Acquisition Agreement.

                  1. Repayment Terms. The principal balance and all accrued and unpaid interest thereon shall be due and payable on the earlier of (i) December 15, 1998 or (ii) the closing date on which the Debtor obtains substitute financing for this Note (the "Maturity Date"). Except as provided above, accrued interest shall be due and payable monthly on the 15th day of each month commencing May 15, 1998, until the principal amount of this Note shall be paid in full. Interest hereunder shall accrue on a daily basis.

                  Interest shall accrue on any amount past due hereunder after any applicable grace periods for payment as provided in Section 8 hereof at a per annum rate equal to eighteen percent (18%).

                  All payments received hereunder shall be applied as follows:
(a) first, to the payment of all costs and reasonable expenses of collection, as the same may be due and payable in accordance with Section 10 hereof; (b) second, to the payment of interest due hereunder; and (c) third, to the payment of principal due hereunder.

                  The Debtor may prepay this Note, in whole or in part, at any time and from time to time, without penalty or premium; provided, that, any such payment shall be accompanied by payment of all accrued and unpaid interest.

                  2. Usury. In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is inadvertently paid by the Debtor or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Debtor shall notify the Holder in writing that the Debtor elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Debtor not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Debtor under applicable law.

                  THE DEBTOR, AND THE HOLDER BY ACCEPTING THIS NOTE, EACH AGREE AND STIPULATE THAT THE ONLY CHARGE IMPOSED UPON THE DEBTOR FOR THE USE OF MONEY IN CONNECTION WITH THIS NOTE IS AND SHALL BE THE INTEREST DESCRIBED HEREIN, AND FURTHER AGREE AND STIPULATE THAT ALL OTHER CHARGES IMPOSED BY THE HOLDER ON THE DEBTOR IN CONNECTION WITH THIS NOTE, INCLUDING WITHOUT LIMITATION, ALL DEFAULT CHARGES, ATTORNEYS' FEES AND COLLECTION COSTS, IF ANY, ARE CHARGES MADE TO COMPENSATE THE HOLDER FOR COSTS OR LOSSES PERFORMED OR INCURRED, AND TO BE PERFORMED OR INCURRED, BY THE HOLDER IN CONNECTION WITH THIS NOTE AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY. ALL CHARGES OTHER THAN CHARGES FOR THE USE OF MONEY SHALL BE FULLY EARNED AND NONREFUNDABLE WHEN DUE.

                  3. Subordination. (a) Debtor hereby covenants and agrees that it will not incur any senior indebtedness (as hereinafter defined), except as otherwise set forth in this Section 3. Senior indebtedness shall mean all indebtedness of the Debtor created, incurred, assumed or guaranteed by Debtor for money borrowed which is secured by or which by its terms expressly provides that such debt is senior or superior in right of payment to this Note.

                     (b) Notwithstanding the foregoing, Debtor and Holder hereby agree that Debtor may become indebted to any bank, financial institution or other lender, other than a Permitted Transferee, for an aggregate principal amount not to exceed $2,500,000 plus the amount of any indebtedness to any lender other than a Permitted Transferee relating to capitalized leases or purchase money indebtedness incurred in connection with the purchase of tangible property by Debtor (the "Senior Indebtedness"). In the event any Senior Indebtedness is assigned or transferred to any Permitted Transferee, such indebtedness shall no longer constitute Senior Indebtedness for the purposes hereof.

                     (c) Holder hereby agrees that the Senior Indebtedness may be secured by all or a portion of the assets of Debtor, including the Assets acquired pursuant to the Acquisition Agreement (the "Permitted Liens").

                     (d) Holder hereby agrees that the obligation of Debtor to make any payment hereunder is irrevocably subordinate in right of payment to the prior payment of the Senior Indebtedness. The Debtor will not make any payment hereunder at any time during which (i) full payment of amounts then due under the Senior Indebtedness, whether for principal, premium, interest or otherwise, has not been made or provided for, (ii) there shall have occurred and be continuing a default with respect to the Senior Indebtedness, which has not been waived, in each case pursuant to the terms of the Senior Indebtedness or (iii) payment hereunder would render the Debtor unable to make payments on the Senior Indebtedness as they become due.

                     (e) Upon any distribution of the assets of the Debtor in connection with any dissolution, winding up, liquidation or reorganization of the Debtor (whether in bankruptcy, insolvency or receivership proceedings) or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Debtor or otherwise:

                         (i) the holder of the Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents (or to have such payment duly provided for in a manner reasonably satisfactory to the holder of the Senior Indebtedness) of all amounts due or to become due on or in respect of all Senior Indebtedness, before any payment or distribution, whether in cash, property or securities, is made on account of or applied on this Note;

                         (ii) any payment or distribution of assets of the
                  Debtor, of any kind or character, whether in cash, property or securities, to which Holder would be entitled but for the provisions of this Section 3 shall be paid or delivered by any debtor, custodian, liquidating trustee, agent or other person making such payment or distribution directly to the holder of the Senior Indebtedness for application in payment thereof;

                         (iii) Holder hereby irrevocably authorizes and empowers
                  the holder of the Senior Indebtedness or its representative to collect and receive Holder's share of all such payments and distributions and to give a receipt therefor, and, if Holder fails to file a claim at least thirty (30) calendar days prior to the date established by rule of law or order of court for such a filing, to file and prove (but not to vote or otherwise control) such claims therefor;

                         (iv) Holder shall execute and deliver to the holder of the Senior Indebtedness or its representative all such further instruments confirming the above authorization and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action, as may be reasonably requested by the holder of the Senior Indebtedness or such representative, to enforce such claims and to carry out the purposes of this Section 3; and

                         (v) in the event that, notwithstanding the foregoing, any such payment or distribution of assets shall be received by Holder before the Senior Indebtedness shall have been paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holder of the Senior Indebtedness, for application in payment thereof in accordance with the provisions of this Section 3.

                     (f) If any payment is made to the holder of the Senior Indebtedness which, but for the provisions of this Section 3, would have been made to Holder, when the indebtedness to the holder of the Senior Indebtedness is paid in full, Holder will be subrogated to the claim of the holder of the Senior Indebtedness against the Debtor to the extent of the amount of the Senior Indebtedness which was paid out of sums which otherwise would have been payable to Holder, and no such payment or distribution for the account of the holder of the Senior Indebtedness shall, for the purposes of this Section 3, be deemed to be a payment or distribution by the Debtor on account of the Senior Indebtedness.

                     (g) Nothing contained in this Section 3 or elsewhere in this Note is intended to or shall impair, as between the Debtor and Holder, the obligation of the Debtor to pay to Holder all or a portion of the principal and interest of this Note as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of Holder and creditors of the Debtor other than the holder of the Senior Indebtedness.

                  4. Representations and Warranties. In order to induce the Holder to accept this Note, the Debtor represents and warrants to the Holder as follows:

                     (a) Organization; Power; Qualification. The Debtor is a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

                     (b) Authorization. The Debtor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Note in accordance with its terms. This Note and the instruments, agreements and other documents to which the Debtor is a party and which evidence or relate in any way to the obligations hereunder have been executed and delivered by the authorized officers of the Debtor and each is a legal, valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms.

                     (c) Compliance with Laws, etc. The execution, delivery and performance of this Note by the Debtor in accordance with its terms do not and will not, by the passage of time, the giving of notice or otherwise (i) conflict with, result in a breach of or constitute a default under any indenture, instrument or other material agreement to which the Debtor is a party or by which it or any of its properties may be bound or (ii) result in, or require the creation or imposition of, any Lien (as defined herein) material in amount upon or with respect to any property in which the Debtor now or may hereafter have rights.

                     (d) Liens. None of the properties or assets of the Debtor are, as of the date hereof, subject to any Lien, except (i) the Permitted Liens and (ii) the security interests (the "Security Interests") granted to Holder pursuant to Section 2.10(c)(x) of the Acquisition Agreement. No financing statement under the Uniform Commercial Code of any jurisdiction which names the Debtor as debtor or covers any of the properties or assets of the Debtor, or any other notice filed in the public records indicating the existence of a Lien thereon, other than in connection with a Permitted Lien or the Security Interests, has been filed and is still effective in any jurisdiction, and the Debtor has not signed any such financing statement or notice or any security agreement authorizing any person or entity to file any such financing statement or notice.

                         "Lien", as applied to the property or assets of the
Debtor, means any security interest, lien, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind covering any property or assets of the Debtor, or upon the income or profits therefrom or any agreement to convey any of the foregoing or any other agreement or interest covering the property or assets of the Debtor which is intended to provide collateral security for the obligation of the Debtor.

                  5. Affirmative Covenants. So long as any of the obligations under this Note remain unpaid or unperformed, the Debtor shall:

                     (a) Preservation of Existence and Similar Matters. Preserve and maintain its existence, rights, franchises, licenses and privileges in the jurisdiction of its formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the failure to be so authorized and qualified would have a material adverse effect on the Debtor's business.

                     (b) Maintenance of Assets and Property. (i) Protect, maintain and preserve all its material assets and properties.

                     (c) Capital. Debtor shall have initial capital received in exchange for member interests of $2,000,000.

                     (d) Payment of Taxes and Claims. Pay or discharge when due:
(i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (ii) all lawful claims which are material in amount of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Debtor; except that this Section 5(d) shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the appropriate books.

                     (e) Reports. Furnish to the Holder copies of all management reports, financial statements, reports of Debtor's independent public accountants and other reports, if any, which the Debtor has provided to the holder of any indebtedness for money borrowed by the Debtor at the time the Debtor provides such reports to such holder.

                     (f) Notice of an Event of Default. Furnish to the Holder as soon as reasonably practical and in any event within (i) three (3) days after the occurrence of an Event of Default (as hereinafter defined) under Sections 8(i), (ii), (iii), (iv), (v), (ix) or (x) or any event that, with the passage of time or the giving of notice or both, would constitute an Event of Default under such sections, or (ii) ten (10) days after the occurrence of an Event of Default under Sections 8(vi), (vii), (viii) or (xi) or any event that, with the passage of time or the giving of notice or both, would constitute an Event of Default under such sections, written notice setting forth in detail the nature of such event and the action which Debtor proposes to take with respect thereto.

                     (g) Related Transactions. Cause the terms and conditions of all material transactions, contracts and agreements entered into between the Debtor and any Permitted Transferee, if any, to be fair and reasonable on terms fully disclosed to Holder and no less favorable than the terms and conditions which would be obtained in an "arms-length" transaction with a party that is not a Permitted Transferee. For purposes of this Section 5(g), "material" shall refer to any transaction, contract and agreement entered into between Debtor and any Permitted Transferee, the total value of which exceeds $10,000. The provisions of this Section 5(g) shall not apply to the Master Distribution Agreement (as hereinafter defined) and any advances made by the members of Debtor pursuant to Section 6(a), the terms of which have been reviewed and approved in writing by Holder.

                  6. Negative Covenants. So long as any portion of the obligations under this Note remain unpaid or unperformed, the Debtor shall not:

                     (a) Indebtedness for Borrowed Money. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any indebtedness for money borrowed, except the indebtedness represented by this Note, and except for the Senior Indebtedness. Notwithstanding the foregoing, the members of the Debtor may make advances to the Debtor so long as (i) Debtor's capital consists of at least $2,000,000 in equity at the time the advance is made and (ii) such advances (a) will rank pari passu with this Note; provided, however, that such advances may be repaid in whole or in part as long as no Event of Default (as hereinafter defined) has occurred and is continuing, and (b) together with the Senior Indebtedness, do not exceed the aggregate amount permitted as Senior Indebtedness.

                     (b) Liens. Create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien upon any of its properties or assets of any character whether now owned or hereafter acquired, except the Permitted Liens and the Security Interests.

                     (c) Restricted Distributions and Purchases. Except as permitted by Section 6(a), declare or make (i) any distribution, direct or indirect, of any earnings or profits to its members in excess of the amounts required by any members to pay federal, state and local estimated income taxes with respect to each member's share of the estimated 1998 earnings of the Debtor computed at the highest combined marginal effective federal, state and local income tax rate prescribed for an individual resident of New York City with taxable income of more than $250,000 per annum applicable to the character of the net tangible income allocable to the member; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interest in Debtor now or hereafter outstanding; and (iii) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any indebtedness, except this Note and any Senior Indebtedness.

                     (d) Modifications to Contracts. Permit that certain Agreement dated as of April 17, 1998 (the "Master Distribution Agreement") by and between Ivy Laboratories, Inc., a Delaware corporation ("Ivy"), and the Debtor, which is attached hereto as Exhibit A, to be materially amended or modified in any way that has an adverse effect on the ability of the Debtor to satisfy its obligations under this Note, or to be canceled or terminated prior to the expiration of its stated term.

                       (e) Merger, Consolidation and Sale of Assets. (i) Merge or consolidate with any other person or entity, (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or (iii) sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any person or entity; provided, however, that the Debtor may merge with and into its parent corporation, Ivy Holdings, Inc. or its affiliate, Ivy.

                       (f) No Impairment. By amendment of its Articles of Organization or Operating Agreement or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Debtor, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

                  7.   Payments of Note - Place and Manner.

                       (a) Place. All payments of principal and interest hereunder shall be made in immediately available funds, no later than 10:00 A.M., New York City time, to the Holder of the Note at the offices of the Holder located at 154 Technology Parkway, Norcross, Georgia 30092, or at such other place as the Holder may designate in writing to the Debtor.

                       (b) Business Days. Notwithstanding anything to the contrary contained herein, if any amount of principal or interest is due hereunder on a day which is not a business day, the due date thereof shall be extended to the immediately succeeding business day and interest thereon shall accrue during the period of such extension at the rate provided therefor in this Note.

                       (c) Replacement of Note. Upon receipt of evidence satisfactory to the Debtor of the loss, theft, destruction or mutilation of this Note and, in the case of any such mutilation, upon surrender and cancellation of the Note, the Debtor will issue a new Note of like tenor (and, in the case of any new Note, dated the date to which interest has been paid), in lieu of such lost, stolen, destroyed or mutilated Note.

                  8. Default and Remedies. Subject to the terms and conditions of Section 3 above, if any of the following events (an "Event of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Debtor defaults in the due and punctual payment of the principal of this Note when and as the same shall become due and payable;

                  (ii) the Debtor defaults in the due and punctual payment of any interest on this Note when the same shall become due and payable and such default shall continue for a period of three
                  (3) business days;

                  (iii) the Debtor defaults in the payment of principal of or interest on any other obligation for money borrowed beyond any period of grace provided with respect thereto, or the Debtor fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity, which in the case of obligations to Persons other than Permitted Transferees must be in the principal amount of not less than $50,000;

                  (iv) the Debtor makes an assignment for the benefit of, or enters into a composition with, creditors;

                  (v) any decree or order for relief in respect of Debtor is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law whether now or hereafter in effect (herein called the "Bankruptcy Law") of any jurisdiction;

                  (vi) any petition in bankruptcy shall be filed by or against Debtor or any proceedings in bankruptcy, or under any law or statute of any jurisdiction relating to the relief of debtors, being commenced for the relief or readjust-ment of any indebtedness of Debtor, either through reorganization, composition, extension or otherwise and, if filed against Debtor, such petition or proceeding shall remain unstayed or undismissed for a period of thirty (30) days; provided, however, that, if the filing of such petition or proceeding shall constitute a default under the terms of any agreement relating to any indebtedness for money borrowed by the Debtor (collectively, the "Other Agreements"), the time period referred to in this Section 8(vi) shall be decreased to reflect the opportunity to cure, if any, relating to such petition or proceeding provided to the Debtor in such Other Agreement;

                  (vii) any order, judgment or decree is entered in any proceedings against Debtor decreeing the dissolution of Debtor and such order, judgment or decree remains unstayed and in effect for more than thirty (30) days; provided, however, that, if the entering of such order, judgment or decree shall constitute a default under the terms of any Other Agreement, the time period set forth in this Section 8(vii) shall be decreased to reflect the opportunity to cure, if any, relating to such order, judgment or decree provided to the Debtor in such Other Agreement;

                  (viii) a final judgment in an amount in excess of $50,000 or any final order granting equitable relief, is rendered against Debtor and such judgment or order will have a Material Adverse Effect on the financial condition of the Debtor, and, within thirty (30) days after entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within thirty (30) days after expiration of any such stay, such judgment or order is not discharged; provided, however, that, if the entering of such judgment or order shall constitute a default under the terms of any Other Agreement, the time periods set forth in this Section 8(viii) shall be decreased to reflect the opportunity to cure, if any, relating to such order, judgment or decree provided to the Debtor in such Other Agreement;

                  (ix) the Debtor defaults in the due and punctual payment of any Contingent Payment when the same shall become due and payable in accordance with the terms of the Acquisition Agreement;

                  (x) the Debtor defaults in the due and punctual payment of any payment relating to any Indemnity Claim when the same shall become due and payable in accordance with the terms of the Acquisition Agreement; or

                  (xi) the Debtor breaches any obligation not specified in clauses (i) through (x) above which arises under this Note and such breach shall continue for a period of thirty (30) days after the Debtor has received notice of such breach from the
                  Holder:

then (a) if such event is an Event of Default specified in clause (i), (ii),
(iii), (viii), (ix), (x) or (xi) of this paragraph 8, the Holder may, by written notice to the Debtor, declare the unpaid principal amount of this Note, together with accrued interest thereon, immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Debtor, and (b) if such event is an Event of Default specified in clause (iv),
(v), (vi) or (vii) of this paragraph 8, the Note shall automatically become immediately due and payable together with interest accrued thereon without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Debtor.

                  9. No Right of Set-Off. Debtor shall not under any circumstances set off any amounts due Debtor by Holder or any other person against any amounts due Holder hereunder. Any set-off shall be deemed an Event of Default under Section 8(i) of this Note. Holder acknowledges that Debtor may have to make payments to the holder of any Senior Indebtedness in accordance with Section 3 hereof.

                  10.    Miscellaneous.

         The Debtor shall pay all reasonable expenses incurred by the Holder in the collection of any amounts past due hereunder, including, without limitation, the reasonable fees and disbursements of counsel to the Holder if the amounts past due hereunder are collected by or through an attorney-at-law.

         All representations and warranties made by the Debtor under this Note shall be materially true and correct until this Note is paid in full.

         Time is of the essence of this Note.

         The Debtor hereby waives presentment, demand, notice of dishonor, protests and all other notices whatever.

                  (a) Successors and Assigns. This Note, and the obligations and rights hereunder, shall be binding upon and inure to the benefit of the Debtor, the Holder of this Note, and their respective heirs, successors and assigns. Neither the Debtor nor the Holder may assign, pledge or otherwise transfer this Note or, directly or indirectly, any of their rights or obligations hereunder without the prior written consent of the other party; provided, however, that the Holder (i) shall assign this Note and its rights and obligations hereunder to CytRx upon either (x) the liquidation of the Holder or (y) the sale, assignment or transfer by CytRx of a controlling interest in the Holder and (ii) may assign this Note and its rights and obligations hereunder to CytRx at any time upon three (3) days' prior written notice to the Debtor. Prior to any assignment to CytRx pursuant to this Section 10(a), CytRx shall agree not to assign, pledge or otherwise transfer this Note or, directly or indirectly, any of its rights or obligations hereunder without the prior written consent of the Holder.

                  (b) Amendment; Waiver. Changes in or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Debtor and the Holder of this Note.

                  (c) Delays. No course of dealing between the Debtor and the Holder or any failure or delay on the part of the Holder in exercising any rights or remedies of the Holder and no single or partial exercise of any rights or remedies hereunder, or under the Acquisition Agreement, shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

                  (d) Currency. All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

                  (e) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed, postage prepaid, or delivered by hand, to the Debtor or to the Holder hereof at their respective addresses set forth in the Acquisition Agreement, or otherwise provided pursuant thereto, and shall be deemed received (i) on the earlier of the date of receipt or the date three (3) business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested or (ii) when actually received, if personally delivered.

                  (f) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

                  (g) Titles and Subtitles. The titles for the Sections and Subsections of this Note are for reference only and are not to be considered in construing this Note.

                  IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the undersigned Debtor.


                                       By:      VETLIFE L.L.C.



                                                By:
                                                   ----------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT E

                            NON-COMPETITION AGREEMENT

                  This Non-Competition Agreement (the "Agreement"), dated as of April 17, 1998 is between Vetlife, Inc., a Delaware corporation ("Vetlife"), CytRx Corporation, a Delaware corporation and the parent company of Vetlife ("CytRx," and together with Vetlife, the "Sellers") and VetLife L.L.C., a Delaware limited liability company (the "Buyer"). All capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to such terms in the Acquisition Agreement (as such term is defined below).

                              W I T N E S S E T H:

                  WHEREAS, contemporaneously with the date of this Agreement, Sellers and Buyer have entered into and consummated the transactions contemplated by an Acquisition Agreement, dated as of April 17, 1998 (the "Acquisition Agreement"), pursuant to which Buyer is acquiring from Vetlife all of the Assets; and

                  WHEREAS, to induce Buyer to enter into and consummate the transactions contemplated by the Acquisition Agreement, Sellers have agreed to enter into this Agreement in favor of Buyer on the terms and conditions described below;

                  NOW THEREFORE, in consideration of the Cash Portion of the Purchase Price, the Promissory Note and

         Buyer's obligations to make the Contingent Payments, the receipt and sufficiency of which Sellers hereby acknowledge, the parties hereto agree as follows:

                  1. Non-Competition. Vetlife and CytRx each on its own behalf and on behalf of all their respective Affiliates (collectively, the "Restricted Entities"), jointly and severally, agree that:

                      1.1 During the Restricted Period (as hereinafter defined), the Restricted Entities each will not, without Buyer's prior written consent, by itself or in conjunction with any other person, firm, corporation or other entity, either directly or indirectly:

                      (a) engage in or have any interest in, or in any other manner advise or assist any person, firm, corporation or other entity engaged in, any business which involves the production, marketing or distribution, in the United States or Canada, of any products to improve the value of food animal products which are delivered by implant as such business (i) is conducted as of the date hereof by Vetlife, or (ii) may be conducted by Ivy Laboratories, Inc. ("Ivy") or Vetlife during the Restricted Period based on any products derived from the filings with the United States Food and Drug Administration (the "FDA") reflected on Schedule 1 attached hereto and any pending FDA filing reflected on Schedule 2 attached hereto in each case only in the industry referenced opposite such filing and (ii) any high oil corn products (collectively, the "Restricted Activities");

                      (b) actively solicit for employment (including as an independent contractor), interfere with or endeavor to entice away (or attempt to do any of the foregoing) any of the directors, officers, employees or agents of Buyer or any Affiliate of Buyer, who was an employee of Vetlife prior to the Closing Date; or

                      (c) request or cause any lessees, owners or operators of any distributors, managed facilities, suppliers or customers with whom Buyer or any of its Affiliates has a business relationship in regard to any of the Restricted Activities to cancel or terminate any such business relationship with Buyer or any of its Affiliates. For purposes of this Agreement, "Affiliate" shall mean a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with CytRx, Vetlife or Buyer. Notwithstanding the foregoing, "Affiliate" shall not include (i) Vaxcel, Inc., a subsidiary of CytRx and (ii) any director or officer of CytRx or Vetlife or shareholder of CytRx owning 5% or more of its common stock (a "Shareholder").

                      1.2 For purposes of this Agreement, the "Restricted Period" shall mean (a) the period commencing on the date of this Agreement and ending on the fifth anniversary of the date of this Agreement and (b), with respect to the production, marketing or distribution by the Restricted Entities of (i) any high oil corn products or (ii) any product which contains the active pharmaceutical chemical Ivermectin, the period commencing on the date hereof and ending on December 31, 2008 and December 31, 2005, respectively.

                      1.3 Notwithstanding the provisions of Sections 1.1 and 1.2 of this Agreement, nothing contained in this Agreement shall be deemed to limit or otherwise restrict in any way whatsoever the right of the Restricted Entities:

                 (a) to engage in the development, production, distribution or licensing of copolymers which, as of the date hereof, are licensed by CytRx to Vetlife; or

                  (b) to own any securities of any corporation which is publicly owned and traded but in an amount not to exceed at any one time five percent (5%) of any class of stock or securities of such corporation; Further, notwithstanding the provisions of Sections 1.1 and 1.2 of this Agreement, nothing contained in this Agreement shall be deemed to limit or otherwise restrict the sale, transfer or assignment in whatever form of any or all the interests in, or any or all of the Excluded Assets of, Vetlife and/or any of its present or future Affiliates to, or the subsequent management and operation of the businesses thereof by, any person, firm, corporation or other entity which now or at any time hereafter conducts, by itself or through any Affiliate, any Restricted Activities.

                      1.4 Sections 1.1, 1.2 or 1.3 shall not prohibit any Person that acquires all or substantially all of the assets, or 51% or more of the capital stock, of either CytRx or Vetlife, or in any other way becomes an Affiliate, from engaging in any Restricted Activities after such acquisition; provided, that such Person was engaged in such Restricted Activities at the time of such acquisition.

                      1.5 Neither Vetlife nor CytRx shall advise or assist any of its directors, officers or Shareholders in engaging in any of the Restricted Activities during the Restricted Period. To the knowledge of Vetlife and CytRx, none of their directors, officers, Shareholders or employees (other than Ed Fehnel and the Vetlife employees that may become employees of Buyer) are engaged in, or intend to engage in, any of the Restricted Activities during the Restricted Period.

                      2. Specific Performance; Damages. The parties acknowledge that it is not possible to measure in money alone the damages which would accrue to Buyer as a result of any breach by either Seller of the provisions of this Agreement. Therefore, if Buyer institutes any action or proceeding to enforce the provisions of this Agreement, Sellers each hereby waive the claim or defense that Buyer has or may have an adequate remedy at law and consents to the specific enforcement of the provisions of this Agreement in such suit or action and to the issuance of an order restraining the breach of this Agreement. To the extent it is possible to measure in money any damages accruing to Buyer as a result of any breach by either Seller of the provisions of this Agreement, Buyer will have the right to recover such damages.

                      3. Invalidity. The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions of this Agreement, and this Agreement will be construed, in all respects, as if the invalid or unenforceable provision had been omitted from this Agreement, or, whenever possible, such provision will be construed and limited in such a manner and to the extent to make it valid and enforceable.

                      4. Benefit. This Agreement will inure to the benefit of Buyer and its successors and assigns including any successor through merger or consolidation.

                      5. Construction. This Agreement will be construed and governed in accordance with the laws of the State of New York without regard to principles concerning conflict of laws.

                      6. Attorneys' Fees. If any suit or action is brought to enforce or interpret this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees and costs incurred in such suit or action, and in any appeal, from the nonprevailing party, as determined by the court or courts in which such suit, action or appeal is heard.

                      7. No Counterclaims. The existence of any claim or cause of action by the Restricted Entities against Buyer shall not constitute a defense to the enforcement by Buyer of the restrictive covenants set forth in Sections 1.1 and 1.2, but such claim or cause of action shall be litigated separately.

                      8. Successors and Assigns; Beneficiaries. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person or entity (other than the parties or their respective successors and permitted assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                      9. Drafting. Each party acknowledges that its legal counsel participated in the preparation of this

         Agreement. The parties therefore stipulate that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against the other.

                      10. Section Captions. The section captions are for the convenience of the parties and will not affect the meaning or interpretation of any provision of this Agreement.

                      11. Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered to the persons identified below, (b) seven calendar days after mailing if mailed, with proper postage, by certified or registered mail, air mail postage prepaid, return receipt requested, addressed as follows:

         If to Vetlife or CytRx:                          CytRx Corporation
                                                     154 Technology Parkway
                                                     Norcross, Georgia 30092
                                                     Attention:  Jack Luchese
                                                     (Tel): (770) 453-0101
                                                     (Fax):  (707) 448-3357

         With a copy to:                                  Alston & Bird
                                                     One Atlantic Center
                                                     1201 West Peachtree Street
                                                     Atlanta, Georgia 30309-3424
                                                     Attention:  George Maxwell
                                                     (Tel):  (404) 881-7570
                                                     (Fax):  (404) 881-7777

         If to Buyer:                                     VetLife L.L.C.
                                                     c/o Ivy Laboratories, Inc.
                                                     8857 Bond Street
                                                     Overland Park, Kansas 66214
                                                     Attention: Dr. Gary Hindman
                                                     (Tel):  (800) 828-2192
                                                     (Fax):  (913) 888-3007


                  12. This Agreement may be signed in counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. For purposes of this Agreement, a facsimile copy of a party's signature shall be sufficient to bind such party.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     BUYER:

                                     VETLIFE L.L.C.

                      By:
                         -------------------------------------
                                           Name:
                                           Title:

                                     SELLERS:

                                     CYTRX CORPORATION


                      ----------------------------------------
                                           Name:
                                           Title:

                                     VETLIFE, INC.

                      ----------------------------------------
                                           Name:
                                           Title:


                                     Schedule 1

Animal Health
     Industry
     Market      Filing
     Sector
                 NADAS

Cattle           110-315              calf/steer growth implants;
                                           progesterone and estradiol benzoate
"                135-906              heifer growth implant; testosterone
                                           propionate and estradiol benzoate

                 ANADAS

"                200-221              steer growth implant; trenbolone acetate
                                           and estradiol
"                200-224              steer/heifer growth implants; trenbolone
                                           acetate
                                       Schedule 2

Animal Health Industry
     Industry
     Market      Filing
     Sector
Cattle           1251                 continued development of NADA 110-315

"                8806                 continued development of ANADA 200-221;
                                           pasture growth implant

"                9065                 continued development of ANADA 200-224

"                9152                 steer finishing implant; dexamethasone

"                9180                 calf/steer growth implant; zeranol

"                9360                 steer/heifer growth implant; trenbolone
                                           acetate and zeranol

"                9482                 heifer growth implant; trenbolone acetate
                                           and estradiol

"                9713                 steer/heifer growth implant; trenbolone
                                           acetate and estradiol benzoate

"                9789                 steer/heifer endectocide implant;
                                           ivermectin

Swine            9815                 swine growth implant; trenbolone acetate,
                                           estradiol and zeranol

Cattle           9832                 heifer estrus suppression/growth implant;
                                           megestrol acetate

"                9845                 heifer estrus suppression/growth implant;
                                           melengesterol acetate

Swine            9922                 swine pregnancy implant; progesterone

Cattle           10095                antibiotic pellet for implants; tylosin
                                           tartrate

Sheep            10254                sheep endectocide implant; ivermectin

Cattle           pending              heifer estrus suppression/growth implant;
                                           norgestomet

                                                                       Exhibit J

                            CONFIDENTIALITY AGREEMENT

                  AGREEMENT, made as of the 17th day of April, 1998, by and among VetLife L.L.C., a Delaware limited liability company (the "Company"), CytRx Corporation, a Delaware corporation ("CytRx"), and Vetlife, Inc., a Delaware corporation and a subsidiary of CytRx ("Vetlife"). All capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to such terms in the Acquisition Agreement (as such term is defined below).

                                   WITNESSETH:

                  WHEREAS, contemporaneously with the date of this Agreement, the parties have entered into an Acquisition Agreement, dated as of April 17, 1998, (the "Acquisition Agreement") pursuant to which the Company has acquired from Vetlife all of the Assets; and

                  WHEREAS, each of the parties hereto have disclosed and will continue to disclose to the others, or to their respective officers, employees, financial advisors, accountants, legal counsel, lending institutions or other agents and representatives (collectively, the "Representatives"), proprietary, confidential or other non-public information (collectively, the "Information"), relating to their respective businesses, and each party desires to maintain the proprietary, confidential and non-public nature of the Information which has been, or which will be, disclosed by it to the other parties.

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. The term "Information," with respect to any party hereto disclosing Information (the "Disclosing Party"), does not include information which (i) the party receiving the information (the "Receiving Party") can show was already in the possession of such Receiving Party prior to disclosure by the Disclosing Party, and which was not acquired or obtained from the Disclosing Party or its Representatives (whether received before or after the date hereof),
(ii) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives, (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or its Representatives, which source is not, to the knowledge of the Receiving Party, prohibited from transmitting the information to the Receiving Party by a legal, contractual or fiduciary obligation to the Disclosing Party or (iv) does not derive independent economic value from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is not the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                  2. Except as expressly permitted by this Agreement or as authorized by the Disclosing Party in writing, neither the Receiving Party nor any of its Representatives shall reveal or make known to any person, firm, corporation or entity, the Information. The Information shall be used by the Receiving Party and its Representatives solely for the purpose of consummating the transactions contemplated by the Acquisition Agreement.

                  3. In the event that the Receiving Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Information, the Receiving Party shall provide the Disclosing Party with prompt notice of any such request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Disclosing Party, the Receiving Party or its Representatives are nonetheless, in the written opinion of counsel, legally compelled to disclose Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the Receiving Party or its Representatives may, without liability hereunder, disclose to such tribunal only that portion of the Information which such counsel advises is legally required to be disclosed, provided that the Receiving Party exercises its best efforts to preserve the confidentiality of the Information, including, without limitation, by cooperating with the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Information by such tribunal.

                  4. For purposes of this Agreement, Information received or disclosed by Vetlife shall be deemed received or disclosed by CytRx.

                  5. Unless amended or terminated in writing by the parties, this Agreement shall apply to any Information only for a period of five (5) years from the date such Information is disclosed to either party.

                  6. Each party acknowledges that any breach of the covenants contained in Paragraph 2 or 3 of this Agreement will result in irreparable injury to the Disclosing Party, for which money damages could not adequately compensate the Disclosing Party. In the event of any such breach or any threatened breach, the Disclosing Party shall be entitled to have an injunction or retraining order issued by any competent court of equity enjoining and restricting the Receiving Party and its Representatives from breaching or continuing any such breach. Such remedy shall not be deemed to be the exclusive remedy, but shall be in addition to all other remedies available at law or equity to the Disclosing Party.

                  7. Each party agrees to be responsible for any breach of this Agreement by any of its respective affiliates and Representatives. For purposes of this Agreement, a person shall be deemed to be affiliated with a party if such person directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such party.

                  8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  9. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto; provided, however, that this Agreement shall apply only to disclosures made prior to December 31, 2010.

                  10. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  11. This Agreement may be signed in counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. For purposes of this Agreement, a facsimile copy of a party's signature shall be sufficient to bind such party.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                 VETLIFE L.L.C.

      By:
         ------------------------------------
      Name:
           ---------------------------------
      Title:
            ----------------------------------

                                 CYTRX CORPORATION

      By:
         ------------------------------------
      Name:
           ---------------------------------
      Title:
            ----------------------------------

                                 VETLIFE, INC.

      By:
         ------------------------------------
      Name:
           ---------------------------------
      Title:
            ----------------------------------